32193722v1 STATUTEN der Global Blue Group Holding AG (Global Blue Group Holding SA) (Global Blue Group Holding Ltd) _____________________________________________________ ARTICLES OF ASSOCIATION of Global Blue Group Holding AG (Global Blue Group Holding SA) (Global Blue Group Holding Ltd) _____________________________________________________ I. GRUNDLAGEN Artikel 1: Firma, Sitz Unter der Firma Global Blue Group Holding AG (Global Blue Group Holding SA) (Global Blue Group Holding Ltd) besteht eine Aktiengesellschaft gemäss Artikel 620 ff. OR mit Sitz in Wan- gen-Brüttisellen. Die Dauer der Gesellschaft ist unbeschränkt. I. GENERAL PROVISIONS Article 1: Corporate Name, Registered Office Under the corporate name Global Blue Group Holding AG (Global Blue Group Holding SA) (Global Blue Group Holding Ltd) a Company exists pursuant to articles 620 et seq. of the Swiss Code of Obligations ("CO") having its registered office in Wangen-Brüttisellen. The duration of the Company is unlimited.

2 Artikel 2: Zweck Der Zweck der Gesellschaft ist der Erwerb und die Verwaltung von Beteili- gungen an in- und ausländischen Unternehmungen, insbesondere von be- herrschenden Beteiligungen an Gesellschaften, welche im Bereich MwSt Rückerstattung, Fremdwährungstausch, Marketingdienstleistungen, Ver- kaufsstellen-Technologie, Ausbildung von Verkaufspersonal und Kundenin- formationen tätig sind, die Führung und nachhaltige Entwicklung dieser Beteiligungsgesellschaften im Rahmen einer Unternehmensgruppe sowie die Bereitstellung der finanziellen und organisatorischen Voraussetzungen für die Führung einer Unternehmensgruppe. Article 2: Purpose The purpose of the Company is to acquire, hold and manage investments in domestic and foreign companies, in particular of controlling investments in companies active in the areas of VAT/GST tax refund, currency conversion, marketing services, point-of-sale technology, retail staff education, and cus- tomer intelligence, the management and sustainable development of these investment companies within a group of companies as well as the provision of financial and organizational means for the management of a group of companies. Die Gesellschaft kann im In- und Ausland Liegenschaften und Immaterial- güterrechte erwerben, belasten, verwerten und verkaufen sowie Tochterge- sellschaften und Zweigniederlassungen errichten und finanzieren. The Company may acquire, mortgage, utilize and sell real estate properties and intellectual property rights in Switzerland and abroad as well as incor- porate and finance subsidiaries and branches. Die Gesellschaft kann alle der Verwirklichung ihres Zweckes förderlichen kommerziellen und finanziellen Transaktionen durchführen, insbesondere Kredite gewähren und aufnehmen, Obligationenanleihen ausgeben, Bürg- schaften und Garantien abgeben, Sicherheiten stellen sowie Anlagen in allen marktgängigen Anlagemedien vornehmen. The Company may engage in all kinds of commercial and financial transac- tions that are beneficial for the realisation of its purpose, in particular pro- vide and take out loans, issue bonds, provide suretyships and guarantees, provide collateral as well as make investments in all marketable investment classes. II. KAPITAL Artikel 3a: Aktienkapital Das Aktienkapital der Gesellschaft beträgt CHF 2'401'918.65 und ist einge- teilt in 201'226'883 auf den Namen lautende Stammaktien mit einem Nenn- wert von je CHF 0.01, 17'788'512 wandelbare auf den Namen lautende Vorzugsaktien der Kategorie A mit einem Nennwert von je CHF 0.01 ("Vor- zugsaktien der Kategorie A") und 21'176'470 wandelbare auf den Namen lautende Vorzugsaktien der Kategorie B mit einem Nennwert von je II. CAPITAL Article 3a: Share Capital The share capital of the Company amounts to CHF 2,401,918.65 and is divided into 201,226,883 registered common shares with a nominal value of CHF 0.01 each, 17,788,512 registered series A convertible preferred shares with a nominal value of CHF 0.01 each ("Series A Preferred Shares") and 21,176,470 registered series B convertible preferred shares with a nominal value of CHF 0.01 each ("Series B Preferred Shares"). The share capital

3 CHF 0.01 ("Vorzugsaktien der Kategorie B"). Die Aktien sind vollständig liberiert. is fully paid-up. Artikel 3b: Wandelbare Vorzugsaktien der Kategorie A 1. Die Vorzugsaktien der Kategorie A haben dieselben Rechte wie die Stammaktien, einschliesslich des Rechts auf Dividenden (ein- schliesslich Liquidationsdividende) und Stimm- und Mitwirkungs- rechte. Article 3b: Convertible Series A Preferred Shares 1. The Series A Preferred Shares have the same dividend (including liquidation dividends), voting and other rights as common shares. 2. Jede Vorzugsaktie der Kategorie A verleiht ein Recht auf eine (zu- sätzliche) Vorzugsdividende ("Vorzugsdividende A") wie folgt: 2. Each Series A Preferred Share confers an (additional) preference dividend ("Preference Dividend A") as follows: a. Für die für das Geschäftsjahr 2025/2026 (d.h. erstmals an der ordentlichen Generalversammlung 2026) und danach beschlossenen Dividendenbeschlüsse (einschliesslich Be- schlüsse betreffend ausschüttbare Reserven) ein Betrag entsprechend 8% p.a. ("Kategorie A Prozentsatz") von USD 10, unter der Voraussetzung, dass die Generalver- sammlung eine entsprechende Dividende beschliesst und die einschlägigen Bestimmungen des Schweizerischen Ob- ligationenrechts sowie sonstige für die Gesellschaft gelten- de rechtliche Vorschriften eingehalten werden. Insbesonde- re darf keine Vorzugsdividende A ausgerichtet werden, in- soweit kein Bilanzgewinn oder ausschüttbare Reserven be- stehen. a. For dividends resolved (including resolutions regarding dis- tributable reserves) for the financial year 2025/2026 (i.e. the first time at the ordinary General Meeting of Shareholders 2026) and thereafter an amount equal to 8% per annum ("Series A Percentage") of USD 10, under the prerequisite that the General Meeting of Shareholders resolves a corre- sponding dividend and that the relevant provisions of the CO, as well as the other legal requirements applicable to the Company are complied with. In particular no Preference Dividend A may be distributed to the extent no balance sheet profit or distributable reserves are available for distri- bution. b. Der Kategorie A Prozentsatz erhöht sich in jedem auf das Geschäftsjahr 2025/2026 folgenden Geschäftsjahr jeweils um einen weiteren Prozentpunkt p.a. b. The Series A Percentage shall increase in each financial year after 2025/2026 by an additional one percentage point per annum.

4 c. Die Generalversammlung kann beschliessen, in einem Ge- schäftsjahr keine Dividende auszuschütten, oder eine Divi- dende auszuschütten, welche zur vollständigen Zahlung ei- ner Vorzugsdividende A nicht ausreicht; diesfalls verfällt am Ende dieses Jahres der entsprechende restliche Betrag der Vorzugsdividende A für dieses Geschäftsjahr, dieser Betrag wird nicht auf das nächste Geschäftsjahr vorgetragen und erhöht den auf der Basis des künftig anwendbaren Katego- rie A Prozentsatzes nicht. c. The General Meeting of Shareholders may resolve in any given financial year not to distribute dividends, or to distrib- ute dividends in an amount not covering the full amount of the Preference Dividend A; in such cases the respective remaining amount of the Preference Dividend A of such year is forfeited at the end of such financial year, shall not be carried forward to the following financial year(s) and does not increase the basis of the subsequently applicable Series A Percentage. d. Die Vorzugsdividende A hat den gleichen Vorrang wie die Sachdividende (wie in Artikel 3c definiert). Sollte die Gene- ralversammlung die Ausschüttung von Dividenden in einer Höhe beschliessen, welche zur vollständigen Zahlung der Vorzugsdividende A und der Sachdividende nicht ausreicht, wird der beschlossene Dividendenbetrag anteilsmässig un- ter den Inhabern der Vorzugsaktien der Kategorie A und Vorzugsaktien der Kategorie B verteilt. d. The Preference Dividend A has the same priority as the PIK Dividend (as defined in Article 3c). In the event that the General Meeting of Shareholders resolves to distribute divi- dends in an amount not covering the full amount of the Preference Dividend A and the PIK Dividend, the resolved amount of dividends shall be distributed pro rata between the holders of the Series A Preferred Shares and Series B Preferred Shares. Die ordentliche Dividende für die Stammaktien, die Vorzugaktien der Kategorie A und die Vorzugsaktien der Kategorie B kann be- schlossen werden, nachdem die Generalversammlung die Auszah- lung der Vorzugsdividende A und der Sachdividende für das betref- fende Jahr vollumfänglich beschlossen hat. The regular dividend on the common shares, the Series A Preferred Shares and the Series B Preferred Shares can be resolved once the General Meeting of Shareholders has approved the payment of the Preference Dividend A and the PIK Dividend for the respective year in full. 3. Die Inhaber der Vorzugsaktien der Kategorie A haben ein Recht auf einen Vorweganteil am Liquidationsergebnis nach Tilgung der Schulden, wobei der Vorweganteil pro Vorzugsaktie der Kategorie A dem höheren der folgenden Beträge entspricht: a. USD 10.00; und 3. Each Series A Preferred Share confers the right to receive after all debts have been satisfied a priority share of the liquidation pro- ceeds in an amount equal to the higher of: a. USD 10.00; and

5 b. dem Betrag, den die Vorzugsaktie der Kategorie A gewährt hätte, wenn sie unmittelbar vor der Liquidation in eine Stammaktie umgewandelt worden wäre (dieser Betrag, der "Kategorie A Vorweganteil am Liquidations- ergebnis"). Der Vorweganteil am Liquidationsergebnis für die Vor- zugsaktien der Kategorie A hat den gleichen Vorrang wie der Vor- weganteil am Liquidationsergebnis der Vorzugsaktien der Kategorie B. Reicht das Liquidationsergebnis nicht zur vollständigen Zahlung des Vorweganteils der Vorzugsaktien der Kategorie A und der Vor- zugsaktien der Kategorie B aus, wird das Liquidationsergebnis an- teilsmässig (d.h. unter Berücksichtigung des Kategorie A Vorweg- anteils am Liquidationsergebnis und des Kategorie B Vorweganteils am Liquidationsergebnis) unter den Inhabern der Vorzugsaktien der Kategorie A und Vorzugsaktien der Kategorie B verteilt. Nach Aus- zahlung des Vorzugsanteils am Liquidationsergebnis an die Vor- zugsaktien der Kategorie A und die Vorzugsaktien der Kategorie B, ist das restliche Liquidationsergebnis unter den Stammaktien an- teilsmässig zu verteilen. b. the amount that such Series A Preferred Share would have conferred had it been converted into a common share im- mediately prior to the liquidation (such amount, the "Series A Liquidation Preference"). The priority share of the liquidation proceeds of the Series A Preferred Shares has the same priority as the priority share of the liquidation pro- ceeds of the Series B Preferred Shares. In the event that the liqui- dation proceeds do not cover the full amount of the priority share of the liquidation proceeds of the Series A Preferred Shares and the Series B Preferred Shares, the liquidation proceeds shall be distrib- uted pro rata (i.e., taking into account the Series A Liquidation Pref- erence and the Series B Liquidation Preference) between the hold- ers of the Series A Preferred Shares and Series B Preferred Shares. After distribution of the liquidations proceeds to the Series A Preferred Shares and the Series B Preferred Shares, the remain- der shall be distributed pro rata on the common shares. 4. Die Gesellschaft ist im Rahmen des gesetzlich Zulässigen ermäch- tigt, alle oder einen Teil der Vorzugsaktien der Kategorie A gegen Bargeld und/oder Stammaktien (aus dem Eigenbestand oder Stammaktien aus genehmigtem Kapital) auf der Basis einer Verein- barung mit den Vorzugsaktionären, welche den Vorzugsaktionären Andienungsrechte und der Gesellschaft Erwerbs- und Rückkaufs- rechte einräumt, zu erwerben ("Kategorie A Eintauschvereinba- rung"). 4. To the extent permitted by applicable law, the Company is author- ized to acquire all or any portion of the Series A Preferred Shares in exchange for cash and/or common shares (sourced, in particular, from treasury shares or shares issued out of authorized share capi- tal) pursuant to a contractual arrangement between the Company and the holders of the Series A Preferred Shares which grants the holders put rights and the Company call rights and redemption rights ("Series A Conversion Agreement"). 5. Die Ausgabe neuer Vorzugsaktien (bzw. die Schaffung von geneh- migten Kapital oder eines Kapitalbands für die Ausgabe von Vor- zugsaktien) und die Abänderung bzw. Aufhebung dieses Artikels 3b 5. The issuance of any preferred shares (and the creation of author- ized capital or a capital band for the issuance of preferred shares) as well as the modification and cancellation, respectively, of this Ar-

6 bedarf der Zustimmung einer Sonderversammlung der Inhaber der Vorzugsaktien der Kategorie A mit der Mehrheit der anwesenden Stimmen ("Kategorie A Sonderversammlung"). Zudem ist die Zu- stimmung der Kategorie A Sonderversammlung erforderlich für: (a) die Genehmigung eines Aktientausches, eines Zusammenschlus- ses, einer Fusion oder einer vergleichbaren Transaktion, die dazu führt, dass die Inhaber der Vorzugsaktien der Kategorie A pro Vor- zugsaktie der Kategorie A eine Gegenleistung erhalten, die weniger wert ist als USD 10 und (b) für Beschlüsse der Generalversamm- lung im Zusammenhang mit einem öffentlichen Übernahmeangebot für alle oder einen Teil der Aktien der Gesellschaft, sofern die Inha- ber der Vorzugsaktien der Kategorie A pro Vorzugsaktie der Kate- gorie A weniger als USD 10 erhalten. Für die Vernichtung von Vor- zugsaktien der Kategorie A, welche im Eigenbestand der Gesell- schaft oder ihrer Tochtergesellschaften gehalten werden, ist die Zu- stimmung der Kategorie A Sonderversammlung nicht erforderlich. ticle 3b requires the approval of a special meeting of the Series A Preferred Shares with a majority of the votes present at the meeting ("Series A Special Meeting"). In addition, approval by the Series A Special Meeting is required for (a) the approval of a share ex- change, combination, merger or comparable transaction which would result in a holder of a Series A Preferred Share receiving consideration valued at less than USD 10 per Series A Preferred Share, or (b) in case of resolutions by a General Meeting of Share- holders being held in the context of a public tender offer for all or part of the shares of the company, to the extent that a holder of a Series A Preferred Share would receive less than USD 10 per Se- ries A Preferred Share. However, no Series A Special Meeting is required for the cancellation of Series A Preferred Shares which are held in treasury by the Company or its subsidiaries. 6. Im Falle der Ausgabe von neuen Stammaktien haben die Vorzugs- aktien der Kategorie A dieselben Bezugs- und Vorwegzeichnungs- rechte wie die Stammaktien und die Vorzugsaktien der Kategorie B. Der Ausschluss von Bezugs- und Vorwegzeichnungsrechten auf Stammaktien bedarf keiner Zustimmung der Kategorie A Sonder- versammlung. 6. The Series A Preferred Shares confer the same pre-emptive rights and advance subscription rights for newly issued common shares as the common shares and the Series B Preferred Shares. The ex- clusion of pre-emptive or advance subscription rights for common shares does not require approval by the Series A Special Meeting. Artikel 3c: Wandelbare Vorzugsaktien der Kategorie B Article 3c: Convertible Series B Preferred Shares 1. Die Vorzugsaktien der Kategorie B haben dieselben Rechte wie die Stammaktien, einschliesslich des Rechts auf Dividenden (ein- schliesslich Liquidationsdividende) und Stimm- und Mitwirkungs- rechte. 1. The Series B Preferred Shares have the same dividend (including liquidation dividends), voting and other rights as the common shares.

7 2. Jede Vorzugsaktie der Kategorie B verleiht ein Recht auf eine (zu- sätzliche) Vorzugsdividende wie folgt: 2. Each Series B Preferred Share confers an (additional) preference dividend as follows: a. Jährlich wiederkehrende Sachdividende (erstmals für das Geschäftsjahr 2022/2023 pro rata ab der Ausgabe der Vor- zugsaktien der Kategorie B), die in Form von neu ausgege- benen Vorzugsaktien der Kategorie B entsprechend 5% ("Kategorie B Prozentsatz") der Anzahl der zu diesem Zeitpunkt ausgegebenen und nicht von der Gesellschaft gehaltenen Vorzugsaktien der Kategorie B pro rata an die Eigentümer von Vorzugsaktien der Kategorie B ausge- schüttet wird ("Sachdividende"), unter der Voraussetzung, dass die Generalversammlung eine entsprechende Divi- dende beschliesst und die einschlägigen Bestimmungen des Schweizerischen Obligationenrechts sowie sonstige für die Gesellschaft geltende rechtliche Vorschriften eingehal- ten werden. Insbesondere darf keine Sachdividende ausge- richtet werden, insoweit kein Bilanzgewinn oder ausschütt- bare Reserven bestehen. Im Falle eines Eintausches bzw. Rückkaufs von Vorzugsaktien der Kategorie B kann die Sachdividende vorgängig zu einem solchen Eintausch oder Rückkauf als ausserordentliche Dividende oder Interimsdi- vidende pro rata temporis ausgerichtet werden ("Pro Rata Sachdividende"). Jede in einem Geschäftsjahr beschlos- sene und ausgeschüttete Pro Rata Sachdividende wird von einer gegebenenfalls später für dieses Geschäftsjahr aus- zurichtenden jährlichen Sachdividende abgezogen. a. Annual dividend paid in kind (for the first time for the finan- cial year 2022/2023 pro rata as from the issue of the Series B Preferred Shares) in the form of newly issued Series B Preferred Shares in an amount equal to 5% ("Series B Percentage") of the number of Series B Preferred Shares outstanding at the time which are not held by the Company as treasury shares ("PIK Dividend"), such PIK Dividend to be paid pro rata to the holders of Series B Preferred Shares under the prerequisite that the General Meeting of Share- holders resolves a corresponding dividend and that the rel- evant provisions of the CO, as well as the other legal re- quirements applicable to the Company are complied with. In particular no PIK Dividend may be distributed to the extent no balance sheet profit or distributable reserves are availa- ble for distribution. If Series B Preferred Shares are to be converted or repurchased, the PIK Dividend may be paid as an extraordinary dividend or interim dividend prior to such conversion or repurchase pro rata temporis ("Pro Rata PIK Dividend"). Any Pro Rata PIK Dividend resolved and paid in a financial year will be deducted from any subsequent annual PIK Dividend resolved for such financial year. b. Die Generalversammlung kann beschliessen, in einem Ge- schäftsjahr keine Dividende auszuschütten, oder eine Divi- dende auszuschütten, welche zur vollständigen Zahlung der Sachdividende nicht ausreicht; diesfalls verfällt am En- b. The General Meeting of Shareholders may resolve in any given financial year not to distribute dividends, or to distrib- ute dividends in an amount which is less than the full amount of the PIK Dividend; in such cases the respective

8 de dieses Jahres der entsprechende restliche Betrag der Sachdividende für dieses Geschäftsjahr, dieser Betrag wird nicht auf das nächste Geschäftsjahr vorgetragen und er- höht den künftig anwendbaren Kategorie B Prozentsatz nicht. remaining amount of the PIK Dividend of such year is for- feited at the end of such financial year, shall not be carried forward to the following financial year(s) and does not in- crease the subsequently applicable Series B Percentage. c. Die Sachdividende hat den gleichen Vorrang wie die Vor- zugsdividende A. Sollte die Generalversammlung die Aus- schüttung von Dividenden in einer Höhe beschliessen, wel- che zur vollständigen Zahlung der Sachdividende und der Vorzugsdividende A nicht ausreicht, wird der beschlossene Dividendenbetrag anteilsmässig unter den Inhabern der Vorzugsaktien der Kategorie A und Vorzugsaktien der Ka- tegorie B verteilt. c. The PIK Dividend has the same priority as the Preference Dividend A. In the event that the General Meeting of Share- holders resolves to distribute dividends in an amount not covering the full amount of PIK Dividend and the Prefer- ence Dividend A, the resolved amount of dividends shall be distributed pro rata between the holders of the Series A Preferred Shares and Series B Preferred Shares. Die ordentliche Dividende für die Stammaktien, die Vorzugsaktien der Kategorie A und die Vorzugsaktien der Kategorie B kann be- schlossen werden, nachdem die Generalversammlung die Auszah- lung der Vorzugsdividende A und der Sachdividende für das betref- fende Jahr vollumfänglich beschlossen hat. The regular dividend on the common shares, the Series A Preferred Shares and the Series B Preferred Shares can be resolved once the General Meeting of Shareholders has approved the payment of the Preference Dividend A and PIK Dividend for the respective year in full. 3. Die Inhaber der Vorzugsaktien der Kategorie B haben ein Recht auf einen Vorweganteil am Liquidationsergebnis nach Tilgung der Schulden, wobei der Vorweganteil pro Vorzugsaktie der Kategorie B dem höheren der folgenden Beträge entspricht: a. dem Gesamtbetrag von USD 8.50; und b. dem Betrag, den die Vorzugsaktie der Kategorie B gewährt hätte, wenn sie unmittelbar vor der Liquidation in eine Stammaktie umgewandelt worden wäre 3. Each Series B Preferred Share confers the right to receive after all debts have been satisfied a priority share of the liquidation pro- ceeds in an amount equal to the higher of: a. the total of USD 8.50; and b. the amount that such Series B Preferred Share would have conferred had it been converted into a common share im- mediately prior to the liquidation

9 (dieser Betrag, der "Kategorie B Vorweganteil am Liquidations- ergebnis"). Der Vorweganteil am Liquidationsergebnis für die Vor- zugsaktien der Kategorie B hat den gleichen Vorrang wie der Vor- weganteil am Liquidationsergebnis der Vorzugsaktien der Kategorie A. Reicht das Liquidationsergebnis nicht zur vollständigen Zahlung des Vorweganteils der Vorzugsaktien der Kategorie B und der Vor- zugsaktien der Kategorie A aus, wird das Liquidationsergebnis an- teilsmässig (d.h. unter Berücksichtigung des Kategorie A Vorweg- anteils am Liquidationsergebnis und des Kategorie B Vorweganteils am Liquidationsergebnis) unter den Inhabern der Vorzugsaktien der Kategorie B und Vorzugsaktien der Kategorie A verteilt. Nach Aus- zahlung des Vorzugsanteils am Liquidationsergebnis an die Vor- zugsaktien der Kategorie B und die Vorzugsaktien der Kategorie A, ist das restliche Liquidationsergebnis unter den Stammaktien an- teilsmässig zu verteilen. (such amount, the "Series B Liquidation Preference"). The priority share of the liquidation proceeds of the Series B Preferred Shares has the same priority as the priority share of the liquidation pro- ceeds of the Series A Preferred Shares. In the event that the liqui- dation proceeds do not cover the full amount of the priority share of the liquidation proceeds of the Series B Preferred Shares and the Series A Preferred Shares, the liquidation proceeds shall be distrib- uted pro rata (i.e., taking into account the Series A Liquidation Pref- erence and the Series B Liquidation Preference) between the hold- ers of the Series B Preferred Shares and Series A Preferred Shares. After distribution of the liquidations proceeds to the Series B Preferred Shares and the Series A Preferred Shares, the remain- der shall be distributed pro rata on the common shares. 4. Die Gesellschaft ist im Rahmen des gesetzlich Zulässigen ermäch- tigt, alle oder einen Teil der Vorzugsaktien der Kategorie B gegen Bargeld und/oder Stammaktien (aus dem Eigenbestand oder Stammaktien aus genehmigtem Kapital) auf der Basis einer Verein- barung mit den Inhabern von Vorzugsaktien der Kategorie B, wel- che solchen Inhabern Wandelungsrechte und der Gesellschaft Er- werbs- und Rückkaufsrechte einräumt, zu erwerben ("Kategorie B Eintauschvereinbarung"). 4. To the extent permitted by applicable law, the Company is author- ized to acquire all or any portion of the Series B Preferred Shares in exchange for cash and/or common shares (sourced, in particular, from treasury shares or shares issued out of authorized share capi- tal) pursuant to a contractual arrangement between the Company and the holders of Series B Preferred Shares, which grants such holders conversion rights and the Company call rights and redemp- tion rights ("Series B Conversion Agreement"). 5. Es bestehen keine Geschäfte oder Themen, die die Zustimmung einer Sonderversammlung der Inhaber der Vorzugsaktien der Kate- gorie B ("Kategorie B Sonderversammlung") erfordern, mit Aus- nahme: a. einer Änderung bzw. Aufhebung dieses Artikels 3c; 5. There are no topics which require the approval of a special meeting of the holders of the Series B Preferred Shares ("Series B Special Meeting"), except for: a. the modification or cancellation of this Article 3c;

10 b. die Genehmigung eines Aktientausches, eines Zusammen- schlusses, einer Fusion oder einer vergleichbaren Transak- tion, die dazu führt, dass die Inhaber der Vorzugsaktien der Kategorie B pro Vorzugsaktie der Kategorie B eine Gegen- leistung erhalten, die weniger wert ist als USD 8.50; und c. von Beschlüssen der Generalversammlung im Zusammen- hang mit einem öffentlichen Übernahmeangebot für alle oder einen Teil der Aktien der Gesellschaft, sofern die In- haber der Vorzugsaktien der Kategorie B pro Vorzugsaktie der Kategorie B weniger als USD 8.50 erhalten. Die Ausnahmen unter lit. b. und c. sind nicht anwendbar, falls dies für eine Transaktion erforderlich ist, für die (i) die Gesellschaft rechtmässig ihr Rückkaufsrecht (Issuer Call) unter der Kategorie B Eintauschvereinbarung ausgeübt hat und/oder (ii) ein Mitverkaufs- recht unter dem Aktionärsbindungsvertrag zwischen den Inhabern der Vorzugsaktien der Kategorie B, SL Globetrotter L.P. und Global Blue Holding LP, in seiner jeweils geltenden Fassung rechtmässig ausgeübt wurde. Für die Vernichtung von Vorzugsaktien der Kate- gorie B, welche im Eigenbestand der Gesellschaft oder ihrer Toch- tergesellschaften gehalten werden, ist die Zustimmung der Katego- rie B Sonderversammlung nicht erforderlich. b. the approval of a share exchange, combination, merger or comparable transaction which would result in a holder of a Series B Preferred Share receiving consideration valued at less than USD 8.50 per Series B Preferred Share, and c. resolutions by a General Meeting of Shareholders being held in the context of a public tender offer for all or part of the shares of the Company, to the extent that a holder of a Series B Preferred Share would receive less than USD 8.50 per Series B Preferred Share. The exceptions under para. b and c. do not apply with respect to any transaction in respect of which (i) the Company has validly ex- ercised its issuer call right under the Series B Conversion Agree- ment and/or (ii) the drag-along right has been validly exercised un- der the voting agreement between, among others, the holders of Series B Preferred Shares, SL Globetrotter L.P. and Global Blue Holding LP, as amended from time to time. No Series B Special Meeting is required for the cancellation of Series B Preferred Shares which are held in treasury by the Company or its subsidiar- ies. 6. Im Falle der Ausgabe von neuen Stammaktien haben die Vorzugs- aktien der Kategorie B dieselben Bezugs- und Vorwegzeichnungs- rechte wie die Vorzugsaktien der Kategorie A und die Stammaktien. Der Ausschluss von Bezugs- und Vorwegzeichnungsrechten auf Stammaktien bedarf keiner Zustimmung der Kategorie B Sonder- versammlung. 6. The Series B Preferred Shares confer the same pre-emptive rights and advance subscription rights for newly issued common shares as the Series A Preferred Shares and the common shares. The ex- clusion of pre-emptive or advance subscription rights for common shares does not require approval by the Series B Special Meeting.

11 Artikel 4a: Bedingtes Aktienkapital – Mitarbeiterbeteiligung 1. Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 190'000 durch Ausgabe von höchstens 19'000'000 vollständig zu liberierenden Stammaktien mit einem Nennwert von je CHF 0.01 bei Ausübung von Optionsrechten oder im Zusammenhang mit an- deren Rechten auf Aktien (einschliesslich sog. Restricted Stock Units (RSU) oder sog. Performance Stock Units (PSU)) erhöht, welche Organmitgliedern und Mitarbeitern oder Verwaltungsräte al- ler Stufen der Gesellschaft und der Gruppengesellschaften gemäss den entsprechenden Reglementen und Beschlüssen des Verwal- tungsrats zustehen. Das Bezugsrecht und das Vorwegzeichnungs- recht der Aktionäre sind ausgeschlossen. Article 4a: Conditional Share Capital – Employee or Director Participa- tion 1. The share capital of the Company may be increased by up to CHF 190'000 by issuing up to 19'000'000 fully paid-in common shares with a nominal value of CHF 0.01 each, upon the exercise of option rights or in connection with other rights regarding shares (in- cluding restricted stock units (RSU) or Performance Stock Units (PSU)) granted to officers and employees or directors at all levels of the Company and its group companies according to respective reg- ulations and resolutions of the Board of Directors. The pre-emptive rights and the advance subscription rights of the shareholders are excluded. 2. Die Bedingungen zur Zuweisung und Ausübung der Optionsrechte und anderer Rechte auf Aktien aus diesem Artikel 4a sind vom Verwaltungsrat festzulegen. Die Ausgabe von Aktien unter dem Marktpreis ist zulässig. 2. The conditions for the allocation and exercise of the option rights and other rights regarding shares from this Article 4a are deter- mined by the Board of Directors. The shares may be issued at a price below the market price. Artikel 4b: Bedingtes Aktienkapital – Wandelanleihen 1. Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 190'000 durch Ausgabe von höchstens 19'000'000 vollständig zu liberierenden Stammaktien von je CHF 0.01 Nennwert erhöht bei Ausübung von Wandel- oder Optionsrechten, welche im Zusam- menhang mit Wandelanleihen, Anleihen, Wandeldarlehen und ähn- lichen Finanzierungsformen der Gesellschaft oder einer ihrer Toch- tergesellschaften eingeräumt worden sind. Article 4b: Conditional Share Capital – Convertible Debt 1. The share capital of the Company may be increased by up to CHF 190'000 by issuing up to 19'000'000 fully paid-in common shares with a nominal value of CHF 0.01 each upon the exercise of conversion rights or options in relation with convertible debt instru- ments, bonds, loans and similar forms of financing of the Company or of a subsidiary company. 2. Die Ausgabebedingungen für die Options- und Wandelrechte wer- den durch den Verwaltungsrat festgelegt. Der Verwaltungsrat ist 2. The conditions for the granting of the option rights and conversion rights shall be determined by the Board of Directors. The Board of

12 ermächtigt, das Vorwegzeichnungsrecht der Aktionäre aufzuheben oder einzuschränken, sofern die Wandelanleihen, Anleihen, Wan- deldarlehen und ähnliche Finanzierungsformen verwendet werden (i) falls die Emission auf dem Weg der Festübernahme durch ein Konsortium mit anschliessender Platzierung im Publikum ohne Vorwegzeichnungsrecht im betreffenden Zeitpunkt, insbesondere hinsichtlich der Emissionskonditionen, als die geeignetste Emissi- onsform erscheint, oder (ii) im Zusammenhang mit der Finanzie- rung oder Refinanzierung des Erwerbs (einschliesslich Übernahme) von Gesellschaften, Unternehmen, Unternehmensteilen, Beteili- gungen oder Kooperationen oder anderer Investitionen, oder (iii) falls die Emission von Wandelanleihen, Anleihen, Wandeldarlehen und ähnlichen Finanzierungsformen unter Ausschluss des Vorweg- zeichnungsrechts aus Sicht des Verwaltungsrats die geeignetste Form der Emission für eine schnelle und flexible Mittelbeschaffung erscheint, einschliesslich zur Deckung des Finanzierungsbedarfs im Zusammenhang mit dem Wachstum des Mehrwertsteuerrückerstat- tungsgeschäfts der Gesellschaft nach der Covid-19 Krise. Directors is authorized to exclude or restrict shareholders' advance subscription rights, if the convertible debt instruments, bonds, loans and similar forms of financing are used, (i) if an issue by firm un- derwriting by a consortium with subsequent offering to the public without advance subscription rights seems to be the most appropri- ate form of issue at the time, particularly in terms of the conditions for issue, or (ii) in connection with the financing or refinancing of the acquisition (including takeover) of companies, enterprises, parts of enterprises, participations or joint ventures or other investments, or (iii) if the issue of debt instruments, bonds, loans and similar forms of financing with advance subscription rights excluded in the opinion of the Board of Directors seems the most appropriate form of issue for the quick and flexible raising of funds, including meeting financ- ing needs in connection with the growth of the VAT refund business of the Company following the Covid-19 crisis. 3. Soweit das Vorwegzeichnungsrecht ausgeschlossen ist, (i) beträgt die Ausübungsfrist für Wandelrechte höchstens 15 Jahre und für Optionsrechte höchstens 7 Jahre und (ii) und die Bedingungen sol- cher Wandelanleihen, Anleihen, Wandeldarlehen und ähnliche Fi- nanzierungsformen, einschliesslich Options- und Wandelbedingun- gen, sind unter Berücksichtigung der Marktverhältnisse zum Zeit- punkt von deren Ausgabe festzulegen. 3. To the extent shareholders' advance subscription rights are exclud- ed, (i) the exercise period for conversion and option rights granted shall not exceed 15 years and 7 years, respectively, and (ii) the terms of the relevant convertible debt instruments, bonds, loans and similar forms of financing, including conversion and option terms, shall be set taking into consideration the market conditions at the time of their issue. Artikel 4c: Bedingtes Aktienkapital – Bestehende Aktionärsoptionen 1. Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 190'000 durch Ausgabe von höchstens 19'000'000 vollständig zu liberierenden Stammaktien mit einem Nennwert von CHF 0.01 je Article 4c: Conditional Share Capital – Existing Shareholder Warrants 1. The share capital of the Company shall be increased by an amount not exceeding CHF 190'000, through the issue from time to time of a maximum of 19'000'000 fully paid-in common shares with a par

13 Aktie erhöht bei und im Umfang der Ausübung von Aktionärsoptio- nen, welche im Rahmen der Kotierung an vormalige Inhaber von Optionen der Far Point Acquisition Corporation ausgegeben worden sind. value of CHF 0.01 each, in connection with the exercise of share- holder warrants that have been issued in connection with the listing of the Company to former holders of the warrants of Far Point Ac- quisition Corporation. 2. Das Bezugsrecht der Aktionäre ist ausgeschlossen. Die neuen Stammaktien können zum oder unter dem aktuellen Marktpreis ausgegeben werden. Der Verwaltungsrat bestimmt bei einer sol- chen Emission die spezifischen Ausgabekonditionen, inklusive den Ausgabepreis der Aktien in den Bedingungen der Aktionärsoptio- nen. 2. The pre-emptive rights of the shareholders are excluded. The new common shares may be issued at a price equal to or below the cur- rent market price. The Board of Directors shall specify the specific conditions of issue including the issue price of the shares in the terms of the shareholder warrants. Artikel 4d: Genehmigtes Aktienkapital – Stammaktien Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 7. Juni 2024 um höchstens CHF 673'080.79 durch Ausgabe von bis zu 67'308'079 vollständig zu liberierenden Stammaktien mit einem Nennwert von je CHF 0.01 zu erhöhen. Erhöhung auf dem Wege der Festübernahme und in Teilbeträgen ist zulässig. Die betreffenden Stammaktien können mittels Umwandlung von frei verfügbaren Reserven (einschliesslich Reser- ven aus Kapitaleinlagen) ausgegeben bzw. liberiert werden. Der Verwal- tungsrat bestimmt den Ausgabepreis, die Art der zu leistenden Einlage (einschliesslich durch Umwandlung von frei verwendbarem Eigenkapital), den Beginn der Dividendenberechtigung sowie den Verfall und die Verwen- dung von zugeteilten aber nicht ausgeübten Bezugsrechten. Article 4d: Authorized Share Capital – Common Shares The Board of Directors is authorized to increase the share capital of the Company at any time until 7 June 2024, by an amount not exceeding CHF 673,080.79 through the issuance of up to 67,308,079 fully paid-in common shares with a nominal value of CHF 0.01 each. Increases by way of underwriting as well as partial increases are permitted. The relevant common shares may be issued and paid-up by way of converting freely distributable reserves (including capital contribution reserves) into shares. Issue price, type of contribution (including through conversion of freely dis- posable equity capital), start of dividend entitlement as well as the expiry or allocation of pre-emptive rights not exercised shall be determined by the Board of Directors. Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre ganz oder teilweise aufzuheben oder zu beschränken: The Board of Directors is authorized to exclude or restrict the pre-emptive rights of the existing shareholders: 1. im Zusammenhang mit strategischen Partnertransaktionen und Kooperationen; 1. in connection with strategic partnering and co-operation transac- tions;

14 2. im Zusammenhang mit Fusionen sowie mit dem Erwerb (ein- schliesslich Übernahmen) von Gesellschaften, Unternehmen oder Unternehmensteilen, Beteiligungen oder Immaterialgüterrechten oder anderen Investitionen von strategischer Bedeutung und die Fi- nanzierung oder Refinanzierung solcher Transaktionen; 2. in connection with mergers, acquisitions (including take-over) of companies, enterprises or parts of enterprises, participations or in- tellectual property rights or other types of strategic investments as well as financing or refinancing of such transactions; 3. für die Beteiligung von Organmitgliedern und Mitarbeitern aller Stu- fen der Gesellschaft und deren Gruppengesellschaften; 3. for the participation of directors, officers and employees at all levels of the Company and its group companies; 4. zum Zwecke der Erweiterung des Aktionariats im Zusammenhang mit der Kotierung von Aktien an (zusätzlichen) ausländischen Bör- sen; 4. for the purpose of expanding the shareholder base in connection with the listing of shares on (additional) foreign stock exchanges. 5. zum Umtausch bzw. Rückkauf von Vorzugsaktien der Kategorie A gegen Stammaktien aus genehmigtem Kapital gemäss Artikel 3b Ziffer 4 der Statuten; 5. for the exchange and buy-back, respectively, of Series A Preferred Shares in exchange for common shares issued from authorized share capital according to Article 3b Section 4 of the Articles of As- sociation; 6. im Zusammenhang mit der Ausübung von Optionen, welche im Rahmen der Kotierung der Gesellschaft an vormalige Optionsinha- ber der Far Point Acquisition Corporation, Delaware, USA, ausge- geben worden sind, bzw. der Schaffung von entsprechenden eig- nen Aktien; 7. für die rasche und flexible Mittelbeschaffung durch die Platzierung von Aktien, die im Rahmen einer Bezugsrechtsemission nur schwer zu erreichen wäre; 8. für die rasche und kosteneffiziente Mittelbeschaffung zur Deckung des Finanzierungsbedarfs im Zusammenhang mit dem Wachstum des Mehrwertsteuerrückerstattungsgeschäfts der Gesellschaft nach 6. in connection with the exercise of warrants that have been issued to former holders of warrants of Far Point Acquisition Corporation, Delaware, USA, in connection with the listing of the Company and the creation of corresponding treasury shares, respectively; 7. for the quick and flexible raising of funds by way of share placement which would be difficult to achieve by way of a rights offering; 8. for the quick and cost efficient raising of funds to meet financing needs in connection with the growth of the VAT refund business of the Company following the Covid-19 crisis;

15 der Covid-19 Krise; 9. im Zusammenhang mit der Kotierung, einschliesslich im Zusam- menhang mit dem der Ausgabe von Stammaktien an Mitglieder des Managements im Austausch für Darlehensschuldscheine bzw. Be- teiligungsrechte, welche durch eine Tochtergesellschaft, Global Blue Holding Limited, Caymaninseln, oder Global Blue Investment & Co S.C.A., Luxemburg, begeben worden sind; 9. in connection with the listing of the Company, including in connec- tion with exchanges of loan notes or equity instruments issued by the Company's subsidiary Global Blue Holding Limited, Cayman Is- lands, or Global Blue Investment & Co S.C.A., Luxembourg, to members of management for common shares of the Company; 10. im Zusammenhang mit der Ausgabe von Stammaktien an S.L. Glo- betrotter L.P. (Cayman Island) und andere ehemalige Aktionäre der Global Blue Group AG gemäss den Bestimmungen über Preisan- passungen des Agreement and Plan of Merger, datiert per 16. Ja- nuar 2020 zwischen der Gesellschaft, SL Globetrotter L.P., Cayman Islands, Global Blue US Holdco LLC, Delaware, USA, Global Blue US Merger Sub Inc., Delaware, USA, Global Blue Holding L.P., Ca- yman Islands, ausgewählte Mitglieder des Managements wie in Zif- fer 1.01(a) der Anlagen zum Merger Agreement aufgelistet, Global Blue Group AG, Far Point Acquisition Corporation, Delaware, USA, Thomas W. Farley, (allein in seiner Eigenschaft als Vertreter der Aktionäre der Far Point Acquisition Corporation), Far Point LLC, Delaware, USA, allein zum Zweck der Ziffern 2.20 und 8.01 des Merger Agreements, und Jacques Stern, (allein in seiner Eigen- schaft als Vertreter des Managements), wie von Zeit zu Zeit geän- dert; 10. in connection with the issuance of common shares to S.L. Globe- trotter L.P. (Cayman Island) and other former shareholders of Glob- al Blue Group AG in accordance with the price adjustment provi- sions pursuant to the Agreement and Plan of Merger, dated as of January 16, 2020 among the Company, SL Globetrotter L.P., Cay- man Islands, Global Blue US Holdco LLC, Delaware, USA, Global Blue US Merger Sub Inc., Delaware, USA, Global Blue Holding L.P., Cayman Islands, certain members of management as listed on Section 1.01(a) of the Merger Agreement disclosure schedules, Global Blue Group AG, Far Point Acquisition Corporation, Dela- ware, USA, Thomas W. Farley, (solely in his capacity as the Far Point Acquisition Corporation shareholder's representative), Far Point LLC, Delaware, USA, solely for purposes of Sections 2.20 and 8.01 of the Merger Agreement, and Jacques Stern, (solely in his capacity as the representative of management), as amended from time to time; 11. zum Umtausch bzw. Rückkauf von Vorzugsaktien der Kategorie B gegen Stammaktien aus genehmigtem Kapital gemäss Artikel 3c Ziffer 4 der Statuten; oder 11. for the exchange and buy-back, respectively, of Series B Preferred Shares in exchange for common shares issued from authorized share capital according to Article 3c Section 4 of the Articles of As- sociation; or

16 12. falls, im Zusammenhang mit Fusionen sowie mit dem Erwerb (ein- schliesslich Übernahmen) von Gesellschaften, Unternehmen oder Unternehmensteilen, Beteiligungen oder Immaterialgüterrechten oder anderen Investitionen von strategischer Bedeutung, die Finan- zierung oder Refinanzierung solcher Transaktionen, sowie für die rasche und kosteneffiziente Mittelbeschaffung unter anderem zur Deckung des Finanzierungsbedarfs im Zusammenhang mit dem Wachstum des Mehrwertsteuerrückerstattungsgeschäfts der Ge- sellschaft nach der Covid-19 Krise, die Gesellschaft die Verpflich- tungen zur Bedienung von Options- oder Wandelrechten, die in Verbindung mit Darlehen oder ähnlichen Finanzierungsformen der Gesellschaft oder einer ihrer Tochtergesellschaften gewährt wor- den, übernimmt. 12. if in connection with mergers, acquisitions (including takeovers) of companies, enterprises or parts of enterprises, participations or in- tellectual property rights or other types of strategic investments, fi- nancing or refinancing of such transactions, as well as the quick and flexible raising of funds, including meeting financing needs in connection with the growth of the VAT refund business following the Covid-19 crisis, the Company assumes share delivery obligations under conversion rights or warrants granted in connection with loans and other debt instruments issued by the Company or one of its subsidiaries. Artikel 4e: Genehmigtes Aktienkapital – Vorzugsaktien der Kategorie B Article 4e: Authorized Share Capital – Series B Preferred Shares Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum 7. Juni 2024 um höchstens CHF 68'235.30 durch Ausgabe von bis zu 6'823'530 vollständig zu liberierenden Vorzugsaktien der Kategorie B mit einem Nennwert von je CHF 0.01 zu erhöhen. Erhöhung in Teilbeträgen ist zulässig. Die betreffenden Vorzugsaktien der Kategorie B können mittels Umwandlung von frei verfügbaren Reserven (einschliesslich Reserven aus Kapitaleinlagen) ausgegeben bzw. liberiert werden. Der Verwaltungsrat bestimmt den Ausgabepreis, die Art der zu leistenden Einlage (einschliess- lich durch Umwandlung von frei verwendbarem Eigenkapital), den Beginn der Dividendenberechtigung sowie den Verfall und die Verwendung von zugeteilten aber nicht ausgeübten Bezugsrechten. Die Übertragbarkeit der neuen Vorzugsaktien der Kategorie B wird gemäss Artikel 6 der Statuten beschränkt. The Board of Directors is authorized to increase the share capital of the Company at any time until 7 June 2024, by an amount not exceeding CHF 68,235.30 through the issuance of up to 6,823,530 fully paid-in Series B Preferred Shares with a nominal value of CHF 0.01 each. Partial increas- es are permitted. The relevant Series B Preferred Shares may be issued and paid-up by way of converting freely distributable reserves (including capital contribution reserves) into shares. Issue price, type of contribution (including through conversion of freely disposable equity capital), start of dividend entitlement as well as the expiry or allocation of pre-emptive rights not exercised shall be determined by the Board of Directors. The new Se- ries B Preferred Shares are subject to the transfer restrictions pursuant to Article 6 of the Articles of Association. Der Verwaltungsrat ist ermächtigt, das Bezugsrecht der Aktionäre ganz The Board of Directors is authorized to exclude or restrict the pre-emptive

17 oder teilweise aufzuheben oder zu beschränken: rights of the existing shareholders: 1. im Zusammenhang mit der Ausschüttung der Sachdividende ge- mäss Artikel 3c Ziffer 2 der Statuten; 1. in connection with the PIK Dividend paid out pursuant to Article 3c Section 2 of the Articles of Association; 2. für die rasche und flexible Mittelbeschaffung durch die Platzierung von Aktien zur Deckung des Finanzierungsbedarfs im Zusammen- hang mit dem Wachstum des Mehrwertsteuerrückerstattungsge- schäfts der Gesellschaft nach der Covid-19 Krise durch die Ausga- be von Vorzugsaktien der Kategorie B im Rahmen des Investitions- vertrags zwischen der Gesellschaft und CK Opportunities Fund I. LP datiert vom 5. Mai 2022 ("Investitionsvertrag"); 2. for the quick and flexible raising of funds by way of share placement to meet financing needs in connection with the growth of the VAT refund business of the Company following the Covid-19 crisis through the issuance of Series B Preferred Shares pursuant to the investment agreement between the Company and CK Opportunities Fund I. LP dated 5 May 2022 ("Investment Agreement"); 3. in Zusammenhang mit der Finanzierung oder Refinanzierung des Erwerbs (einschliesslich Übernahmen) von Gesellschaften, Unter- nehmen oder Unternehmensteilen, Beteiligungen oder Immaterial- güterrechten oder anderen Investitionen von strategischer Bedeu- tung im Rahmen des Investitionsvertrags. 3. in connection with the financing or refinancing of acquisitions (in- cluding take-over) of companies, enterprises or parts of enterpris- es, participations or intellectual property rights or other types of strategic investments through the issuance of Series B Preferred Shares pursuant to the Investment Agreement.

18 Artikel 5: Form der Aktien Die Gesellschaft kann ihre Aktien in der Form von Einzelurkunden, Global- urkunden oder Wertrechte ausgeben und jederzeit ohne Genehmigung der Aktionäre eine bestehende Form in eine andere Form von Aktien umwan- deln. Ein Aktionär oder eine Aktionärin hat keinen Anspruch auf Umwand- lung seiner oder ihrer Aktien in eine andere Form oder auf Druck und Aus- lieferung von Urkunden. Mit der Zustimmung des Aktionärs oder der Aktio- närin kann die Gesellschaft ausgestellte Urkunden, die bei ihr eingeliefert werden, ersatzlos annullieren. Jeder Aktionär und jede Aktionärin können jedoch von der Gesellschaft jederzeit die Ausstellung einer Bescheinigung über die von ihm oder ihr gemäss Aktienregister gehaltenen Aktien verlan- gen. Article 5: Form of shares The Company may issue its shares in the form of individual certificates, global certificates and/or uncertificated securities and convert one form into another form of shares at any time and without the approval of the share- holders. A shareholder has no entitlement to demand a conversion of the form of the shares or the printing and delivery of share certificates. With the consent of the shareholder, the Company may cancel issued certificates which are returned to it without replacement. Each shareholder may, how- ever, at any time request a written confirmation from the Company of the shares held by such shareholder, as reflected in the share register of the Company. Die Gesellschaft kann für die Aktien Bucheffekten schaffen. Die Übertra- gung von Bucheffekten und die Bestellung von Sicherheiten an Bucheffek- ten richten sich nach den Bestimmungen des Bucheffektengesetzes. Die Gesellschaft kann als Bucheffekten ausgestaltete Aktien aus dem entspre- chenden Verwahrungssystem zurückziehen. The Company may create intermediated securities for the shares. The transfer of intermediated securities and furnishing of collateral in intermedi- ated securities must conform with the regulations of the Intermediary-Held Securities Act. The Company may withdraw shares issued as intermediary- held securities from the respective custody system. Wertrechte können, sofern keine Bucheffekten geschaffen wurden, nur durch Zession übertragen werden. Die Zession bedarf zur Gültigkeit der Anzeige an die Gesellschaft. Uncertified securities (Wertrechte) may only be transferred by way of as- signment provided that they are not registered as book-entry securities. In order to be valid, the assignment must be reported to the Company. Für den Fall, dass die Gesellschaft Aktienzertifikate druckt und ausgibt, müssen die Aktienzertifikate die Unterschrift von mindestens einem zeich- nungsberechtigten Verwaltungsrat enthalten. Faksimile-Unterschriften sind erlaubt. If the Company prints and issues share certificates, such share certificates shall bear the signature of at least one member of the Board of Directors who is authorized to sign. The signatures may be facsimile signatures. Artikel 6: Aktienbuch und Beschränkung der Übertragbarkeit von Vor- zugsaktien der Kategorie A und Vorzugsaktien der Kategorie B Article 6: Share register and Transfer Restrictions for Series A Pre- ferred Shares and Series B Preferred Shares

19 Für die Stammaktien, Vorzugsaktien der Kategorie A und Vorzugsaktien der Kategorie B wird ein Aktienbuch geführt. Darin werden die Eigentümer und Nutzniesser mit Namen und Vornamen (bei juristischen Personen die Fir- ma), Wohnort (bei juristischen Personen der Sitz) und Adresse eingetragen. Wechselt eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies der Gesellschaft mitzuteilen. The identity of the owners/usufructuaries of common shares, Series A Pre- ferred Shares and Series B Preferred Shares shall be entered in the share register stating first/last name (for legal entities the company name), domi- cile (for legal entities the legal domicile) and address. Any person registered in the share register changing its address, must inform the Company ac- cordingly. Die Übertragung von Vorzugsaktien der Kategorie A und Vorzugsaktien der Kategorie B, ob zu Eigentum oder zu Nutzniessung, bedarf in jedem Falle der Genehmigung durch den Verwaltungsrat. Die Zustimmung kann nur verweigert werden bzw. der Verwaltungsrat ist verpflichtet, die Zustimmung zu verweigern, falls der Erwerber der Kategorie A Eintauschvereinbarung bzw. der Kategorie B Eintauschvereinbarung nicht beitritt. The transfer of Series A Preferred Shares and Series B Preferred Shares, be it for ownership or usufruct purposes, is in any case subject to the ap- proval by the Board of Directors. The approval can only be refused and the Board of Directors is obliged to refuse approval, respectively, if the acquirer does not accede to the Series A Conversion Agreement or the Series B Conversion Agreement, as applicable. III. ORGANISATION A. Generalversammlung Artikel 7: Befugnisse Oberstes Organ der Gesellschaft ist die Generalversammlung. Ihr stehen folgende unübertragbare Befugnisse zu: III. ORGANISATION A. General Meeting of Shareholders Article 7: Authorities The General Meeting of Shareholders is the supreme corporate body of the Company. It has the following non-transferable powers: 1. Festsetzung und Änderung der Statuten; 1. to adopt and amend the Articles of Association; 2. Wahl und Abberufung der Mitglieder des Verwaltungsrats, des/der Präsidenten/in des Verwaltungsrats, der Mitglieder des Vergü- tungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters; 2. to elect and recall the members of the Board of Directors, the Chair- man/Chairwoman of the Board of Directors, the members of the Compensation Committee, the Auditors and the Independent Proxy; 3. Genehmigung des Lageberichts und der Konzernrechnung; 3. to approve the management report and the consolidated accounts;

20 4. Genehmigung der Jahresrechnung sowie Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende; 4. to approve the annual accounts as well as to pass resolutions regard- ing the allocation of profits as shown on the balance sheet, in particu- lar to determine the dividends; 5. Genehmigung der Vergütungen des Verwaltungsrats und der Ge- schäftsleitung gemäss den Artikeln 8, 27 und 28 der Statuten; 5. to approve the compensation of the members of the Board of Direc- tors and the Executive Management pursuant to Articles 8, 27 and 28 of the Articles of Association; 6. Entlastung der Mitglieder des Verwaltungsrats der Geschäftsleitung und des Vergütungsausschusses; 6. to grant discharge to the members of the Board of Directors Execu- tive Management and the Compensation Committee; 7. Beschlussfassung über die Gegenstände, die der Generalver- sammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr durch den Verwaltungsrat vorgelegt werden. 7. to pass resolutions regarding issues which are reserved to the Gen- eral Meeting of Shareholders by law or by the Articles of Association or which are presented to it by the Board of Directors. Artikel 8: Beschlüsse betreffend Vergütungen Die ordentliche Generalversammlung genehmigt jedes Jahr gesondert die Anträge des Verwaltungsrates in Bezug auf: Article 8: Resolutions on compensation Each year, the ordinary General Meeting of Shareholders shall approve separately the proposals by the Board of Directors in relation: a. den maximalen Gesamtbetrag der Vergütung des Verwaltungsrats für die Dauer bis zur nächsten ordentlichen Generalversammlung; und a. to the aggregate maximum amount of the compensation of the Board of Directors for the term of office until the next ordinary Meet- ing of the Shareholders; and b. den maximalen Gesamtbetrag der Vergütung der Geschäftsleitung für das folgende Geschäftsjahr. b. to the aggregate maximum amount of the compensation of the Ex- ecutive Management for the next financial year. Lehnt die Generalversammlung einen beantragten Vergütungsbetrag ab, kann der Verwaltungsrat unter Berücksichtigung aller relevanten Umstände einen maximalen Gesamtbetrag festlegen und diesen einer neuen General- versammlung zur Genehmigung unterbreiten. Diesfalls können die Gesell- schaft oder von ihr kontrollierte Gesellschaften, unter Vorbehalt einer späte- If the General Meeting of Shareholders does not approve the proposed compensation amount, the Board of Directors may determine the aggregate maximum compensation amount, taking into consideration all relevant cir- cumstances and submit such amount to a new General Meeting of Share- holders for approval. In this case, the Company or companies controlled by

21 ren Genehmigung durch die Generalversammlung, bereits vorgängig Ver- gütungen ausrichten. it may pay compensation prior to such General Meeting of Shareholders, subject to its subsequent approval. Die ordentliche Generalversammlung stimmt jedes Jahr konsultativ über den Vergütungsbericht der Gesellschaft ab. Each year, the ordinary General Meeting of Shareholders shall hold a con- sultative vote on the Company’s compensation report. Eine Überschreitung der genehmigten maximalen Gesamtbeträge aufgrund von Wechselkursschwankungen ist unbeachtlich. Any excess of the approved maximum aggregate amounts, which results from foreign currency exchange rate fluctuations shall be disregarded. Artikel 9: Zusätzlicher Vergütungsbetrag für neue Mitglieder der Ge- schäftsleitung Werden Mitglieder der Geschäftsleitung während einer Vergütungsperiode neu ernannt bzw. Mitglieder befördert, für welche die Generalversammlung den maximalen Gesamtbetrag bereits genehmigt hat, und reicht dieser ma- ximale Gesamtbetrag nicht aus, um die Vergütungen dieser Mitglieder zu decken, sind die Gesellschaft und von ihr kontrollierte Gesellschaften er- mächtigt, einen Zusatzbetrag auszurichten. Der Zusatzbetrag (einschliess- lich allfälliger Antrittsprämien) darf pro Vergütungsperiode und Mitglied fünfunddreissig Prozent der jeweils letzten genehmigten (maximalen) Ge- samtvergütung der Geschäftsleitung nicht übersteigen. Article 9: Supplementary compensation amount for new members of the Executive Management In the event that members of Executive Management are newly appointed, or members of the Executive Management are promoted during a compen- sation period for which the General Meeting of Shareholders has already voted upon and the aggregate maximum compensation approved for such period is not sufficient to cover the compensation of these appointees, the Company or companies controlled by it are authorized to pay or award sup- plementary compensation. The supplementary amount (including sign-on bonuses, if any) shall, per compensation period and member, not exceed thirty-five percent of the aggregate (maximum) compensation amount for Executive Management last approved. Artikel 10: Versammlungen Die ordentliche Generalversammlung findet jedes Jahr innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Zeitpunkt und Ort wer- den durch den Verwaltungsrat bestimmt. Article 10: Meetings The ordinary General Meeting of Shareholders shall be held annually within six months after the close of the business year. The Board of Directors de- termines the time and location of the General Meeting of Shareholders. Ausserordentliche Generalversammlungen werden einberufen, so oft es notwendig ist, insbesondere in den vom Gesetz vorgesehenen Fällen. Extraordinary General Meetings of Shareholders shall be called as often as necessary, in particular, in all cases required by law.

22 Zu ausserordentlichen Generalversammlungen hat der Verwaltungsrat ein- zuladen, wenn eine Generalversammlung dies beschliesst oder Aktionäre, die mindestens zehn Prozent des Aktienkapitals vertreten, schriftlich und unter Angabe der Verhandlungsgegenstände und der Anträge eine Einberu- fung verlangen. Extraordinary General Meetings of Shareholders shall be convened by the Board of Directors upon a resolution of the General Meeting of Sharehold- ers or if shareholders representing at least ten percent of the share capital request such meeting in writing, setting forth the items to be discussed and the proposals to be decided upon. Artikel 11: Einberufung Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls durch die Revisionsstelle einberufen. Article 11: Notice The General Meeting of Shareholders shall be convened by the Board of Directors and, if need be, by the Auditors. Die Einladung erfolgt mindestens 20 Kalendertage vor der Versammlung durch Publikation im Schweizerischen Handelsamtsblatt. In der Einladung sind neben Tag, Zeit und Ort der Versammlung die Verhandlungsgegen- stände sowie die Anträge des Verwaltungsrats und der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, bekanntzugeben. Notice of the General Meeting of Shareholders shall be given by publication in the Swiss Official Gazette of Commerce at least 20 calendar days before the date of the meeting. The notice shall state the day, time and place of the meeting, the agenda, the proposals of the Board of Directors and the pro- posals of the shareholders who have requested the General Meeting of Shareholders or that an item be included on the agenda Die Eigentümer, Nutzniesser oder Vertreter sämtlicher Aktien können, falls kein Widerspruch erhoben wird, eine Generalversammlung ohne Einhaltung der für die Einberufung vorgeschriebenen Formvorschriften abhalten (Uni- versalversammlung). Solange die Eigentümer oder Vertreter sämtlicher Aktien anwesend sind, kann in dieser Versammlung über alle in den Ge- schäftskreis der Generalversammlung fallenden Gegenstände verhandelt und gültig Beschluss gefasst werden. The owners, usufructuaries or representatives of all the shares may, if no objection is raised, hold a General Meeting of Shareholders without observ- ing the formal requirements for the convening of the General Meeting of Shareholders (Universal Shareholders Meeting). As long as the owners or representatives of all the shares are present, all subjects falling within the scope of business of the Shareholders Meeting may be validly discussed and decided upon at such meeting. Spätestens 20 Kalendertage vor der ordentlichen Generalversammlung sind der Geschäftsbericht, der Revisionsbericht und der Vergütungsbericht am Sitz der Gesellschaft zur Einsicht der Aktionäre aufzulegen. In der Ein- berufung zur Generalversammlung ist auf diese Auflegung und auf das Recht der Aktionäre hinzuweisen, die Zustellung dieser Unterlagen verlan- The annual business report, the Auditors' report and the Compensation Report must be submitted for examination by the shareholders at the regis- tered office of the Company at least 20 calendar days prior to the date of the ordinary General Meeting of Shareholders. Reference to such submis- sion and to the shareholders' right to request the conveying of these docu- ments to them shall be included in the notice to the General Meeting of

23 gen zu können. Shareholders. Artikel 12: Traktanden Der Verwaltungsrat nimmt die Traktandierung der Verhandlungsgegenstän- de vor. Article 12: Agenda The Board of Directors shall state the items on the agenda. Aktionäre, die einzeln oder zusammen mindestens zehn Prozent des Akti- enkapitals der Gesellschaft vertreten, können vom Verwaltungsrat die Trak- tandierung eines Verhandlungsgegenstands verlangen. Das Begehren um Traktandierung ist mindestens 45 Kalendertage vor der Generalversamm- lung schriftlich unter Angabe des Verhandlungsgegenstands und der Anträ- ge an den/die Präsidenten/in des Verwaltungsrats einzureichen. Shareholders with voting rights individually or jointly representing at least ten percent of the share capital of the Company may demand that items be put on the agenda. Such demands have to be submitted to the Chair- man/Chairwoman of the Board of Directors at least 45 calendar days before the date of the General Meeting of Shareholders and shall be in writing, specifying the item and the proposals. Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen, welche auch nicht im Zusammenhang mit einem gehörig traktandierten Verhandlungsgegenstand stehen, können keine Beschlüsse gefasst wer- den, ausser in den gesetzlich vorgesehenen Fällen. No resolution shall be passed on items proposed only at the General Meet- ing of Shareholders and which have no bearing on any of the proposed items of the agenda, apart from those exceptions permitted by law. Artikel 13: Vorsitz, Protokolle Den Vorsitz der Generalversammlung führt der/die Präsident/in des Verwal- tungsrats, bei dessen/deren Verhinderung ein/e Vizepräsident/in des Ver- waltungsrats oder ein anderes durch den Verwaltungsrat bestimmtes Mit- glied des Verwaltungsrats oder Dritter (der/die "Vorsitzende"). Article 13: Chair, minutes The General Meeting of Shareholders shall be chaired by the Chair- man/Chairwoman of the Board of Directors, or, in his/her absence, by a Vice-Chairman/Vice-Chairwoman of the Board of Directors or another member of the Board of Directors or third party selected by the Board of Directors ("Chairman/Chairwoman"). Der/die Vorsitzende bezeichnet den/die Sekretär/in, der/die nicht Aktionär/in sein muss. The Chairman/Chairwoman designates a Secretary who does not need to be shareholder. Der Verwaltungsrat sorgt für die Führung der Protokolle, die vom/von der The Board of Directors is responsible for the keeping of the minutes, which

24 Vorsitzende/n und vom/von der Sekretär/in zu unterzeichnen sind. are to be signed by the Chairman/Chairwoman and by the Secretary. Artikel 14: Beschlussfassung Jede Aktie berechtigt, unter Vorbehalt von Artikel 6 der Statuten, zu einer Stimme. Article 14: Resolutions Subject to Article 6 of the Articles of Association, each share entitles to one vote. Jede/r Aktionär/in kann sich vom unabhängigen Stimmrechtsvertreter oder von einer anderen Person, die kein(e) Aktionär/in sein muss, vertreten las- sen. Der Verwaltungsrat erlässt die Verfahrensvorschriften über die Teil- nahme und Vertretung an der Generalversammlung. Über die Anerkennung der Vollmacht entscheidet der/die Vorsitzende. Each shareholder may be represented by the Independent Proxy or any other person who needs not to be a shareholder. The Board of Directors issues regulations on the procedures of participation and representation at the General Meeting of Shareholders. The Person chairing the General Meeting of Shareholders decides whether a proxy is acceptable or not. Soweit nicht das Gesetz oder die Statuten abweichende Bestimmungen enthalten, fasst die Generalversammlung ihre Beschlüsse und vollzieht ihre Wahlen mit der einfachen Mehrheit der abgegebenen Stimmen, wobei Ent- haltungen, leer eingelegte Stimmen und ungültige Stimmen bei der Berech- nung des Mehrs nicht berücksichtigt werden. The General Meeting of Shareholders shall pass its resolutions and carry out its elections with the simple majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Absten- tions, empty votes and invalid votes will not be taken into account for the calculation of the required majority. Die Wahlen von Mitgliedern des Verwaltungsrats und des Vergütungsaus- schusses erfolgen jeweils einzeln. The members of the Board of the Directors and the members of the Com- pensation Committee are elected individually. Der/die Vorsitzende bestimmt das Abstimmungsverfahren. Die Abstimmun- gen und Wahlen erfolgen – sofern an der Versammlung möglich – mit elekt- ronischen Abstimmungsgeräten. Andernfalls finden Abstimmungen und Wahlen offen statt, es sei denn, dass die Generalversammlung eine schrift- liche Durchführung beschliesst oder der/die Vorsitzende sie anordnet. The Chairman/Chairwoman shall determine the voting procedure. The vot- ing and elections shall be conducted with electronic voting devices– to the extent that this is possible at the Meeting. If not, resolutions or elections will be taken on a show of hands unless a written ballot is held upon resolution of the General Meeting of Shareholders or if the person chairing the Gen- eral Meeting of Shareholders so directs. Der/die Vorsitzende kann, sofern seiner/ihrer Meinung nach Zweifel am Abstimmungs- respektive Wahlergebnis bestehen, die Art der Abstimmung oder Wahl ändern. In diesem Fall gilt die vorausgegangene Abstimmung If the person chairing the General Meeting of Shareholders doubts the re- sults of the vote, he/ she may change the way of voting. In this case, the

25 oder Wahl als nicht geschehen. preceding resolution or election is deemed not to have occurred Artikel 15: Qualifiziertes Mehr für wichtige Beschlüsse Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Aktienstimmen und die absolute Mehrheit der vertretenen Ak- tiennennwerte auf sich vereinigt, ist erforderlich für: Article 15: Qualified majority for important resolutions A resolution of the General Meeting of Shareholders passed by at least two thirds of the represented share votes and the absolute majority of the repre- sented nominal value of the shares is required for: 1. die Einführung, Erleichterung oder Aufhebung der Beschränkung der Übertragbarkeit von Namenaktien; 1. the introduction, easement or abolition of restrictions of the transfera- bility of registered shares; 2. die Einführung von Vorzugs- oder Stimmrechtsaktien; 2. any creation of shares with preferential rights or with privileged voting rights; 3. genehmigte oder bedingte Kapitalerhöhungen; 3. any authorized or conditional capital increases; 4. Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen; 4. any increase of capital against the Company's equity, against contri- butions in kind, or for the purpose of acquiring assets or the granting of special benefits; 5. Einschränkung oder Aufhebung des Bezugsrechts; 5. any limitation or withdrawal of subscription rights; 6. Verlegung des Sitzes oder Änderung der Firma der Gesellschaft; 6. any change of the registered office or corporate name of the Compa- ny; 7. Veräusserung des ganzen Vermögens der Gesellschaft oder im Wesentlichen aller Teile davon; 7. any sale of all or substantially all of the assets of the Company; 8. Fusion, Spaltung oder eine ähnliche Reorganisation der Gesell- schaft; 8. any merger, demerger or similar reorganization of the Company; 9. Liquidation der Gesellschaft; 9. the liquidation of the Company;

26 10. Änderung der Maximalzahl der Verwaltungsräte; 10. change of the maximum number of Directors; 11. eine Änderung dieses Artikels 15; und 11. any change to this Article 15; and 12. die weiteren in Artikel 704 Abs. 1 OR sowie im Bundesgesetz über Fusion, Spaltung, Umwandlung und Vermögensübertragung (Fusi- onsgesetz) vom 3. Oktober 2003 in der jeweils gültigen Fassung genannten Fälle. 12. the other cases listed in article 704 para. 1 CO and in the Federal Act on Merger, Demerger, Conversion and Transfer of Assets (Merger Act) dated 3 October 2003 in the relevant applicable version. Artikel 16: Unabhängiger Stimmrechtsvertreter Die Generalversammlung wählt einen unabhängigen Stimmrechtsvertreter. Wählbar sind natürliche oder juristische Personen und Personengesell- schaften. Article 16: Independent proxy The General Meeting of Shareholders elects an independent proxy. Natural persons as well as legal entities and partnerships are eligible for election. Die Amtsdauer des unabhängigen Stimmrechtsvertreters endet mit Ab- schluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist zulässig. Seine Pflichten richten sich nach den anwendbaren gesetzlichen Bestimmungen. The term of office of the Independent Proxy ends with the conclusion of the next ordinary General Meeting of Shareholders. Re-election is permitted. The duties of the Independent Proxy are governed by the relevant statutory provisions. B. Verwaltungsrat Artikel 17: Wahl, Amtsdauer, Konstituierung Der Verwaltungsrat besteht aus mindestens 3, jedoch nicht mehr als 9 Mit- gliedern. Die Amtsdauer der Mitglieder des Verwaltungsrats sowie des/der Präsidenten/in entspricht der gesetzlich zulässigen Maximaldauer von ei- nem Jahr und endet mit Abschluss der nächsten ordentlichen Generalver- sammlung. Wiederwahl ist zulässig. B. Board of Directors Article 17: Election, term of office, constitution The Board of Directors shall consist of a minimum of 3 members and maxi- mum of 9 members. The term of the members of the Board of Directors as well of the Chairman/Chairwoman shall correspond to the legally permitted maximum term of one year and shall end at the end of the next ordinary General Meeting of Shareholders. Re-election is permitted. Abgesehen von der Wahl des/der Verwaltungsratspräsidenten/in und der Mitglieder des Vergütungsausschusses konstituiert sich der Verwaltungsrat Except for the election of the Chairman/Chairwoman of the Board of Direc- tors and the members of the Compensation Committee, the Board of Direc-

27 selbst. tors constitutes itself. Der Verwaltungsrat bezeichnet den/die Sekretär/in, der/die weder Aktio- när/in noch Mitglied des Verwaltungsrats sein muss. The Board of Directors appoints the Secretary who does not need to be a shareholder or a member of the Board of Directors. Artikel 18: Oberleitung, Delegation Dem Verwaltungsrat obliegt die oberste Leitung der Gesellschaft und die Überwachung der Geschäftsführung. Er vertritt die Gesellschaft nach aus- sen und besorgt alle Angelegenheiten, die nicht nach Gesetz, Statuten oder Reglement einem anderen Organ der Gesellschaft übertragen sind. Article 18: Ultimate direction, delegation The Board of Directors is entrusted with the ultimate direction of the Com- pany as well as the supervision of the management. It represents the Com- pany towards third parties and attends to all matters which are not delegat- ed to or reserved for another corporate body of the Company by law, the Articles of Association or the regulations. Der Verwaltungsrat kann die Geschäftsführung oder einzelne Teile dersel- ben sowie die Vertretung der Gesellschaft, an eine oder mehrere natürliche Personen oder Mitglieder des Verwaltungsrats übertragen. Er erlässt das Organisationsreglement und ordnet die entsprechenden Vertragsverhältnis- se The Board of Directors may delegate the management and the representa- tion of the Company wholly or in part to one or several natural persons or members of the Board of Directors. The Board of Directors shall enact the organizational regulations and arrange for the respective contractual rela- tionships. Artikel 19: Aufgaben Der Verwaltungsrat entscheidet über alle Angelegenheiten, die nicht durch Gesetz, Statuten oder Reglemente einem anderen Organ der Gesellschaft vorbehalten oder übertragen sind. Article 19: Duties The Board of Directors is authorized to pass resolutions regarding all matters which are not reserved to another governing body of the Com- pany by law, these Articles of Association or any regulations. Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Aufga- ben: The Board of Directors has the following non-transferable and irrevocable duties: 1. Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen; 1. to ultimately direct the Company and issue the necessary directives; 2. Festlegung der Organisation; 2. to determine the organization;

28 3. Ausgestaltung des Rechnungswesens, des internen Kontrollsys- tems (IKS), der Finanzkontrolle und der Finanzplanung sowie die Durchführung einer Risikobeurteilung; 3. to organize the accounting, the internal control system (ICS), the financial control and the financial planning as well as to perform a risk assessment; 4. Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und Regelung der Zeichnungsbe- rechtigung; 4. to appoint and recall the persons entrusted with the management and representation of the Company and to grant signatory power; 5. Oberaufsicht über die mit der Geschäftsführung betrauten Perso- nen, namentlich im Hinblick auf die Befolgung der Gesetze, Statu- ten, Reglemente und Weisungen; 5. to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, regulations and directives; 6. Erstellung des Geschäftsberichts sowie Vorbereitung der General- versammlung und Ausführung ihrer Beschlüsse; 6. to prepare the business report, as well as the General Meeting of Shareholders and to implement the latter's resolutions; 7. Erstellung des Vergütungsberichts; 7. to prepare the compensation report; 8. Benachrichtigung des Richters im Falle der Überschuldung; 8. to inform the judge in the event of over-indebtedness; 9. Beschlussfassung über die nachträgliche Leistung von Einlagen auf nicht vollständig liberierte Aktien und daraus folgenden Statutenän- derungen; 9. to pass resolutions regarding the subsequent payment of capital with respect to non-fully paid-in shares and regarding the amendments to the Articles of Association entailed thereby; 10. Beschlussfassung über die Feststellung von Kapitalerhöhungen, die Erstellung des Kapitalerhöhungsberichts und daraus folgende Sta- tutenänderungen; 10. to pass resolutions confirming increases in share capital, regarding the preparation of the capital increase report and regarding the amendments to the Articles of Association entailed thereby; 11. Prüfung der Einhaltung der gesetzlichen Bestimmungen betreffend Einsetzung, Wahl und fachliche Voraussetzungen der Revisions- stelle; 11. to examine compliance with the legal requirements regarding the appointment, election and the professional qualifications of the Audi- tors;

29 12. Abschluss von Verträgen gemäss Artikel 12, 36 und 70 des Fusi- onsgesetzes. 12. to execute the agreements pursuant to articles 12, 36 and 70 of the Merger Act. Ist das Amt des/der Präsidenten/in des Verwaltungsrats vakant, ist der Ver- gütungsausschuss nicht vollständig besetzt oder hat die Gesellschaft kei- nen unabhängigen Stimmrechtsvertreter, so ernennt der Verwaltungsrat jeweils für die Dauer bis zum Abschluss der nächsten ordentlichen Gene- ralversammlung einen Ersatz, welcher – mit Ausnahme des unabhängigen Stimmrechtsvertreters – ein Mitglied des Verwaltungsrats sein muss. If the office of the Chairman/Chairwoman of the Board of Directors is va- cant, the Compensation Committee is not complete or the Company does not have an Independent Proxy, the Board of Directors shall appoint a sub- stitute for the time period until the conclusion of the next ordinary General Meeting of Shareholders that must be – with the exception of the Independ- ent Proxy – a member of the Board of Directors. Artikel 20: Organisation, Protokolle Sitzungsordnung, Beschlussfähigkeit (Präsenz) und Beschlussfassung des Verwaltungsrats richten sich nach dem Organisationsreglement. Beschlüs- se können auch auf dem Zirkulationsweg per Briefpost, Telefax oder E-Mail gefasst werden, sofern nicht ein Mitglied die mündliche Beratung verlangt. Details regelt das Organisationsreglement. Article 20: Organization, minutes The organization of the meetings, the presence quorum and the passing of resolutions of the Board of Directors shall be in compliance with the organi- zational regulations. Resolutions can be made by circulation by mail, telefax or e-mail, unless a member requests oral deliberation. The organizational regulations govern the details. Der/die Vorsitzende hat keinen Stichentscheid. The Chairman/Chairwoman shall have no casting vote. Über die Verhandlungen und Beschlüsse des Verwaltungsrats ist ein Proto- koll zu führen. Das Protokoll ist vom/von der Vorsitzende/n und vom/von der Sekretär/in des Verwaltungsrats zu unterzeichnen. Minutes shall be kept of the deliberations and resolutions of the Board of Directors. The minutes shall be signed by the Chairman/Chairwoman and the Secretary of the Board of Directors.

30 Artikel 21: Vergütungsausschuss Die Generalversammlung wählt mindestens zwei Mitglieder des Verwal- tungsrats in den Vergütungsausschuss. Die Amtsdauer endet mit Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist zulässig. Article 21: Compensation committee The Meeting of Shareholders elects at least two members of the Board of Directors as members of the Compensation Committee. The term of office ends with the conclusion of the next ordinary Meeting of the Shareholders. Re-election is permitted. Der Vergütungsausschuss unterstützt den Verwaltungsrat in der Überprü- fung und Festlegung der Vergütungsstrategie und -politik der Gesellschaft und hat die folgenden Grundaufgaben und Zuständigkeiten im Zusammen- hang mit der Vergütung des Verwaltungsrats und der Geschäftsleitung: The Compensation Committee shall support the Board of Directors in re- viewing and establishing the Company's compensation strategy and policy and shall have the following basic tasks and responsibilities in relation to the compensation of the Board of Directors and Executive Management: 1. Anträge zuhanden des Verwaltungsrats betreffend die maximalen Gesamtbeträge der Vergütungen des Verwaltungsrats und der Ge- schäftsleitung, welche der Generalversammlung zur Abstimmung unterbreitet werden sollen; 1. to propose to the Board of Directors for approval by the General Meeting of Shareholders the aggregate maximum compensation of the Board of Directors and the aggregate maximum compensation of the Executive Management; 2. Antrag zuhanden des Verwaltungsrats betreffend die Zuteilung des von der Generalversammlung genehmigten maximalen Gesamtbe- trags der Vergütungen an den Verwaltungsrat; 2. to propose to the Board of Directors the allocation of the aggregate Board compensation approved by the General Meeting of Share- holders; 3. Antrag zuhanden des Verwaltungsrats betreffend Festsetzung der Vergütung des Chief Executive Officers der übrigen Mitglieder der Geschäftsleitung im Rahmen des von der Generalversammlung genehmigten maximalen Gesamtbetrags; 3. to propose to the Board of Directors the compensation of the Chief Executive Officer and the other members of the Executive Man- agement within the framework of the aggregate maximum compen- sation approved by the General Meeting of Shareholders; 4. Antrag zuhanden des Verwaltungsrats betreffend Festlegung der Ziele und Bestimmung der Zielerreichung im Rahmen der leis- tungsabhängigen kurzfristigen variablen Vergütung der Geschäfts- leitung; 4. to propose to the Board of Directors targets and determination of target achievement under the performance-based short-term varia- ble compensation of the Executive Management;

31 5. Antrag zuhanden des Verwaltungsrats betreffend Änderung der Statuten mit Bezug auf das Vergütungssystem des Verwaltungsrats und der Geschäftsleitung. 5. to propose to the Board of Directors modifications to the Articles of Association regarding the compensation system for the Board of Di- rectors and Executive Management. Der Verwaltungsrat regelt die weiteren Aufgaben und Zuständigkeiten des Vergütungsausschusses im Organisationsreglement und im Reglement des Vergütungsausschusses. The Board of Directors will provide for further duties and responsibilities of the Compensation Committee in the organizational regulations and the reg- ulations of the Compensation Committee. C. Revisionsstelle Artikel 22: Revisionspflicht, Wahl und Einsetzung der Revisionsstelle und ihre Aufgaben Die Generalversammlung wählt eine Revisionsstelle gemäss den Bestim- mungen dieses Artikels 22. Die Revisionsstelle ist in das Handelsregister einzutragen. C. Auditors Article 22: Duty of audit, election, appointment and duties of auditors The General Meeting of Shareholders shall elect the Auditors pursuant to the provisions of this Article 22. The Auditors must be registered in the Commercial Register. Die Gesellschaft hat ihre Jahresrechnung durch eine Revisionsstelle or- dentlich prüfen zu lassen. The Auditors shall perform a regular audit of the Company's annual finan- cial statements. Die Amtsdauer der Revisionsstelle beträgt ein Jahr. Ihr Amt endet mit der Abnahme der letzten Jahresrechnung. Wiederwahl und Abberufung sind jederzeit möglich. The Auditors' term of office shall be one year. It shall end with the approval of the last annual financial accounts. Re-election and revocation are possi- ble at any time. Die Revisionsstelle hat die Rechte und Pflichten gemäss Artikel 728 ff. OR. The Auditors' rights and obligations are those provided for in articles 728 et seq. CO. IV. RECHNUNGSLEGUNG Artikel 23: Jahresrechnung und Konzernrechnung Die Gesellschaft erstellt ihren Geschäftsbericht einschliesslich Jahresrech- IV. ACCOUNTING PRINCIPLES Article 23: Annual accounts and consolidated financial statements The Company prepares its annual report including annual accounts (statu-

32 nung (Einzelabschluss) und Konzernrechnung gemäss den anwendbaren gesetzlichen Vorschriften. tory financial statements) and consolidated financial statements in accord- ance with applicable law. Das Geschäftsjahr beginnt am 1. April und endet am 31. März (mit Aus- nahme des ersten Geschäftsjahrs, welches am 31. März 2021 endet). The financial year starts on April 1 and ends on March 31 (except for the first financial year which ends on March 31, 2021). Artikel 24: Gewinnverteilung Unter Vorbehalt der gesetzlichen Vorschriften über die Gewinnverteilung, insbesondere Artikel 671 ff. OR, steht der Bilanzgewinn zur Verfügung der Generalversammlung. Article 24: Distribution of profits Subject to the statutory provisions regarding the distribution of profits, in particular articles 671 et seq. CO, the profits as shown on the balance sheet may be allocated by the General Meeting of Shareholders at its discretion. Die Dividende darf erst festgesetzt werden, nachdem die dem Gesetz ent- sprechenden Zuweisungen an die gesetzlichen Reserven abgezogen wor- den sind. Alle Dividenden, welche innerhalb von fünf Jahren nach ihrer Fäl- ligkeit nicht bezogen worden sind, verfallen zugunsten der Gesellschaft. The dividend may only be determined after the transfers prescribed by law to the legal reserve funds have been deducted. All dividends unclaimed within a period of five years after their due date shall be forfeited to the Company. V. VERGÜTUNGEN UND DAMIT ZUSAMMENHÄNGENDE BESTIMMUNGEN Artikel 25: Zulässige weitere Tätigkeiten Mitglieder des Verwaltungsrats, welche nicht gleichzeitig in der Geschäfts- leitung tätig sind, können bis zu vier zusätzliche Mandate (gemäss unten- stehender Definition) in börsenkotierten Unternehmen bzw. bis zu zehn Mandate in nicht börsenkotierten Unternehmen wahrnehmen. V. COMPENSATION AND RELATED PROVISIONS Article 25: Permitted additional activities The non-executive members of the Board of Directors can have up to four additional Mandates (as defined below) in listed companies and up to ten additional in non-listed companies, respectively. Die Mitglieder der Geschäftsleitung können, mit vorheriger Zustimmung des Verwaltungsrats, bis zu vier weitere Mandate (gemäss untenstehender De- finition), davon zwei in börsenkotierten Unternehmen, wahrnehmen. The members of the Executive Management may upon prior approval by the Board of Directors have up to four additional Mandates (as defined be- low), two of which can be in listed companies. Die folgenden Funktionen unterliegen im Rahmen dieses Artikel 25 nicht For the purposes of this Article 25 the following functions do not fall under

33 den obenstehenden Beschränkungen: the above restrictions: 1. Mandate in von der Gesellschaft beherrschten Unternehmen; 1. Mandates in entities controlled by the Company; 2. Mandate, die Mitglieder des Verwaltungsrats oder der Geschäftslei- tung auf Anordnung der Gesellschaft wahrnehmen. Kein Mitglied des Verwaltungsrats oder der Geschäftsleitung kann mehr als fünf solche Mandate wahrnehmen; und 2. Mandates a member of the Board of Directors or the Executive Man- agement assumes upon request by the Company, provided that no member of the Board of Directors or Executive Management may hold more than five of such Mandates; and 3. Mandate in Vereinen, Stiftungen, gemeinnützigen Organisationen, Trusts, Personalfürsorgestiftungen oder ähnlichen Institutionen. Kein Mitglied des Verwaltungsrats oder der Geschäftsleitung kann mehr als zehn solche Mandate wahrnehmen. 3. Mandates in associations, foundations, charitable organisations, trusts, employee welfare foundations or other comparable structures, provided that no member of the Board of Directors or the Executive Management may hold more than ten Mandates in such organiza- tions. Als "Mandate" im Sinne dieses Artikel 25 gelten Mitgliedschaften in höheren Management- oder Aufsichtsgremien von rechtlichen Einheiten, die zur Eintragung im Schweizerischen Handelsregister oder einem gleichwertigen ausländischen Register verpflichtet sind. Mehrere Mandate in rechtlichen Einheiten, die demselben Konzern angehören bzw. Portfoliogesellschaften (einschliesslich börsenkotierte Unternehmen) einer Private Equity Gruppe (einschliesslich Fonds geführt, beraten oder auf andere Weise kontrolliert durch diese Gruppe) sind, gelten, zusammen mit den Mandaten in rechtli- chen Einheiten, (einschliesslich Fonds geführt, beraten oder auf andere Weise kontrolliert durch diese Einheiten), welche dieser Private Equity Gruppe angehören, als ein Mandat. Eine kurzfristige Überschreitung der in diesem Artikel 25 geregelten Begrenzungen ist zulässig. "Mandate" as used in this Article 25 means memberships in the senior management or oversight bodies of legal units obliged to register them- selves in a Swiss commercial register or a foreign equivalent thereof. Sev- eral Mandates in legal units belonging to the same consolidated group of companies or several Mandates in legal units constituting portfolio compa- nies (including listed companies) of a private equity investor group (includ- ing funds managed, advised or otherwise controlled by such group) are deemed, together with mandates in legal units (including funds managed, advised or otherwise controlled by such units) constituting that private equi- ty investor group, one Mandate. It is admissible to exceed the limitations set forth in this Article 25 for a short period of time.

34 Artikel 26: Verträge, die den Vergütungen für Mitglieder des Verwal- tungsrats und der Geschäftsleitung zugrunde liegen Die Vereinbarungen mit den Mitgliedern des Verwaltungsrats dauern von der Wahl bis zum Abschluss der nächsten ordentlichen Generalversamm- lung. Vorbehalten bleiben Rücktritt und Abberufung. Article 26: Agreements related to the Compensation for Members of the Board of Directors and the Executive Management The agreements of the members of the Board of Directors shall have a term from election until the conclusion of the next ordinary Meeting of the Share- holders. Resignation or dismissal remains reserved. Die Arbeitsverträge mit den Mitgliedern der Geschäftsleitung sind in der Regel unbefristet. Die maximale Kündigungsfrist beträgt zwölf Monate. Kommt der Verwaltungsrat oder ein Ausschuss des Verwaltungsrats zum Schluss, dass befristete Verträge eingegangen werden sollen, beträgt die Vertragsdauer höchstens ein Jahr. Erneuerung ist zulässig. The employment agreements of the members of the Executive Manage- ment shall in principle be concluded for an indefinite period. With respect to employment agreements entered into for an indefinite period, the maximum notice period must not exceed 12 months. If the Board of Directors consid- ers a fixed term appropriate, such fixed term shall not exceed one year. Renewal is possible. Für den Fall, dass das Arbeitsverhältnis beendet wird, kann die Gesell- schaft das Mitglied der Geschäftsleitung während der laufenden Kündi- gungsfrist freistellen oder mit diesem eine Aufhebungsvereinbarung ab- schliessen. In the event of termination of the employment agreement, the Company can relieve the member of Executive Management from his/her duties during the notice period or enter into a termination agreement. Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit den Mitgliedern der Geschäftsleitung Konkurrenzverbote ab Beendigung des Arbeitsverhältnisses vereinbaren. Die gesamte Abgeltung während der Dauer des Konkurrenzverbots darf den Betrag von einem Jahresgehalt (entsprechend dem Durchschnitt des bzw. der während der drei Jahre vor Beendigung des Arbeitsverhältnisses bezahlten Grundgehalts und variablen kurzfristigen Vergütung) nicht übersteigen. The Company or companies controlled by it may enter into non-competition agreements with members of the Executive Management after termination of employment. The total compensation payable during the term of the non- competition agreement shall not exceed the amount of one annual salary (which is equal to the average base and short-term variable compensation paid in the three years prior to the termination of employment). Artikel 27: Grundsätze der Vergütungen für die Mitglieder des Verwal- tungsrats Article 27: Principles relating to the compensation of the members of the Board of Directors Die Mitglieder des Verwaltungsrats erhalten jährlich ein vom Verwaltungsrat auf Empfehlung des Vergütungsausschusses festgesetztes und von der The members of the Board of Directors shall receive an annual retainer as determined by the Board of Directors upon recommendation by the Com-

35 Generalversammlung vorgängig im Rahmen des maximalen Gesamtbe- trags genehmigtes Pauschalhonorar. pensation Committee, subject to prior approval by the Meeting of the Shareholders. Der Verwaltungsrat kann bestimmen, dass nicht geschäftsführende Mitglie- der des Verwaltungsrats verlangen können, dass ihnen ein Teil ihres Pau- schalhonorars in Aktien ausbezahlt wird. Zudem kann der Verwaltungsrat bestimmen, dass das Pauschalhonorar ganz oder teilweise in gesperrten Aktien oder aktienbasierten Instrumenten ausgerichtet wird. In diesem Fall legt er deren Bedingungen einschliesslich betreffend Wartefrist, Ausübung und Verwirkung fest. Der Verwaltungsrat kann auch die Verlängerung, die Verkürzung oder den Wegfall von Ausübungs- und Vesting-Voraussetzun- gen als Folge gewisser vordefinierter Ereignisse vorsehen. The Board of Directors may determine that non-executive members of the Board of Directors shall have the right to elect that part of their annual re- tainer be paid in shares, and/or the retainer be in whole or in part paid in the form of blocked shares or equity based instruments, in which case it shall determine the conditions, including blocking periods, exercise and forfeiture conditions. The Board may provide for extension, acceleration or removal of vesting and exercise conditions in case of certain predefined events. Vergütungen können durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden. Compensation may be paid by the Company or companies controlled by it. Artikel 28: Grundsätze der Vergütungen für die Mitglieder der Ge- schäftsleitung Die Geschäftsleitungsmitglieder erhalten eine fixe Vergütung bestehend aus Grundgehalt, Beiträgen an Vorsorgeeinrichtungen oder ähnlichen Leis- tungen sowie gegebenenfalls andere Bar- oder Sachleistungen. Zudem können die Mitglieder der Geschäftsleitung leistungsabhängige kurz- und langfristige variable Vergütungen erhalten. Article 28: Principles of compensation relating to the members of the Executive Management Members of the Executive Management shall receive a fixed compensation consisting of a base salary, contributions to pension schemes or similar benefits and, where applicable, other benefits in cash or kind. In addition, members of Executive Management are eligible for performance based short-term variable compensation and long-term variable compensation. Die kurzfristige variable Vergütung basiert auf der Erreichung von Leis- tungszielen, die üblicherweise über eine Jahresfrist gemessen werden. Die Leistungsziele beruhen auf Unternehmens- und Geschäftsbereichszielen, funktionalen Zielen und individuellen Zielen. Die jährliche Zielgrösse der variablen Vergütung wird als Prozentsatz des Grundgehalts festgelegt. Ab- hängig von der Zielerreichung kann die kurzfristige variable Vergütung ei- nen vordefinierten Multiplikator der Zielgrösse betragen. Die kurzfristige The short-term variable compensation shall be based on the achievement of performance targets which are generally measured over a one-year peri- od. Performance targets are based on enterprise and business unit, func- tional and individual goals. The annual target level shall be determined as a percentage of the base salary. Depending on achieved performance, the compensation may amount up to a pre-determined multiplier of target level.

36 variable Vergütung kann in bar ausgerichtet werden. Short-term variable compensation can be awarded in cash. Die langfristig variable Vergütung orientiert sich an Leistungswerten, welche die strategischen Ziele und/oder finanziellen Ziele der Gesellschaft und/oder die Entwicklung des Aktienkurses der Gesellschaft berücksichti- gen und deren Erreichung sich in der Regel aufgrund eines mehrjährigen Zeitraums bemisst. Die jährliche Zielhöhe der langfristig variablen Vergü- tung wird in Prozenten des Grundgehalts festgelegt; je nach erreichten Leistungswerten kann sich die Vergütung auf einen vordefinierten Multipli- kator der Zielhöhe belaufen. Der Verwaltungsrat oder der Vergütungsaus- schuss legt Zuteilungsbedingungen, Vesting-Bedingungen, Ausübungsbe- dingungen und -fristen sowie allfällige Sperrfristen und Verfallsbedingungen fest. Er kann vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse, wie einem Kontrollwechsel oder der Beendigung eines Arbeits- verhältnisses, Ausübungsbedingungen und -fristen, Vesting-Bedingungen und Sperrfristen verkürzt oder aufgehoben werden, Vergütungen unter An- nahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen. Die langfristig variable Vergütung kann in der Form von Aktien, Optionen oder vergleichbaren Instrumenten oder Einheiten ausgerichtet werden. The long term variable compensation orients itself on performance metrics that take into account strategic objectives and/or financial objectives of the Company and/or the development of the share price of the company and the achievement of which is generally measured based on a multiannual period. The annual target level of the long term variable compensation ele- ments is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount to up to a predeter- mined multiplier of target level. The Board of Directors or the Compensation Committee shall determine the conditions for the allocation, vesting condi- tions, the conditions and deadlines for the exercise thereof, and any reten- tion periods or conditions of expiration. It may provide that, contingent upon the occurrence of certain events determined in advance, such as a change in control or the termination of an employment relationship, that the condi- tions and deadlines for the exercise of rights, or retention periods, or vesting conditions are to be shortened or cancelled, that remuneration is to be paid based on an assumption of the achievement of target values, or that remu- neration is to be forfeited. Long term variable compensation may be award- ed in the form of shares, options or equivalent instruments or units. Vergütungen können durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden. Compensation may be paid by the Company or companies controlled by it. Artikel 29: Kredite und Vorsorgepläne Es werden keine Darlehen oder Kredite an Mitglieder des Verwaltungsrats oder der Geschäftsleitung gewährt. Article 29: Credit and pension schemes No loans or credits shall be granted to the members of the Board of Direc- tors or Executive Management. Die Verwaltungsratsmitglieder, die nicht auch Mitglieder der Geschäftslei- tung sind, nehmen nicht an den Vorsorgeeinrichtungen der Gesellschaft teil. Die Mitglieder der Geschäftsleitung sind berechtigt, an den Vorsorge- und The members of the Board of Directors not serving in the Executive Man- agement shall not participate in the Company's pension and retirement plans. The members of the Executive Management are eligible to partici-

37 Pensionsplänen teilzunehmen. pate in the Company's retirement and pension schemes. VI. BEENDIGUNG Artikel 30: Auflösung und Liquidation Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschrif- ten beschliessen. VI. LIQUIDATION Article 30: Dissolution and liquidation The General Meeting of Shareholders may at any time resolve the dissolu- tion and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association. Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird. The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting of Shareholders has not entrusted the same to other persons. Die Liquidation der Gesellschaft erfolgt nach Massgabe der Artikel 742 ff. OR. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlos- sen) auch freihändig zu verkaufen. The liquidation of the Company shall take place in accordance with articles 742 et seq. CO. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract. Nach erfolgter Tilgung der Schulden wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt. After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in. VII. BENACHRICHTIGUNGEN, SPRACHE DER STATUTEN, RECHTSKOSTEN UND SCHIEDSGERICHT Artikel 31: Mitteilungen und Bekanntmachungen Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamts- blatt. Der Verwaltungsrat kann weitere Publikationsorgane bestimmen. VII. INFORMATION, LANGUAGE OF THE ARTICLES OF ASSOCIATION, LEGAL COST AND ARBITRATION Article 31: Notices and announcements The publication instrument of the Company is the Swiss Official Gazette of Commerce. The Board of Directors may designate further means of publica- tion. Mitteilungen der Gesellschaft an die Aktionäre sowie andere Bekanntma- Notices by the Company to the shareholders and other announcements

38 chungen erfolgen durch Publikation im Schweizerischen Handelsamtsblatt. shall be published in the Swiss Official Gazette of Commerce. Artikel 32: Sprache der Statuten Im Falle eines Widerspruchs zwischen der deutschen und jeder anderen Fassung dieser Statuten ist die deutsche Fassung massgeblich. Article 32: Language of the Articles of Association In the event of deviations between the German version of these Articles of Association and any version in another language, the German authentic text prevails. Artikel 33: Kosten in Rechtsverfahren Die Gesellschaft kann Verwaltungsrats- und Geschäftsleitungsmitglieder für Kosten, die im Zusammenhang mit rechtlichen, regulatorischen oder ähnli- chen Verfahren entstehen, ihnen entsprechende Vorschüsse leisten. Article 33: Costs in legal proceedings The Company may grant advances to members of the Board of Directors and Executive Management for costs incurred in connection with legal, reg- ulatory or similar proceedings. Die Gesellschaft kann die Mitglieder des Verwaltungsrats sowie der Ge- schäftsleitung aus dem Gesellschaftsvermögen im Rahmen des gesetzlich Zulässigen schadlos halten für Forderungen, Kosten, Verluste, Schäden, Bussen, und sonstige Auslagen, welche ihnen im Zusammenhang mit ihrer Tätigkeit für die Gesellschaft entstehen bzw. gegen diese erhoben werden. The Company is authorized to indemnify and hold harmless to the extent permitted by applicable law each of the members of the Board of Directors and the Executive Management out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain in connection with their service on behalf of the Company. Artikel 34: Schiedsklausel Gesellschaftsrechtliche Streitigkeiten werden durch ein Schiedsgericht mit Sitz in Zürich, Schweiz, beurteilt. Das Schiedsgericht besteht aus drei Schiedsrichtern. Das Schiedsverfahren wird in Englisch durchgeführt. Diese Schiedsklausel ist gegenüber allen Aktionären, der Gesellschaft und den Organen der Gesellschaft verbindlich. Das Schiedsverfahren unterliegt den Vorschriften der Schiedsgerichtsord- nung der Internationalen Handelskammer (ICC), die am Datum der Einrei- Article 34: Arbitration Corporate litigations shall be resolved by an arbitration court with its seat in Zurich, Switzerland. The number of arbitrators shall be three. The arbitral proceedings shall be conducted in English. This arbitration clause shall be binding on all shareholders of the Company, the Company itself and the corporate bodies of the Company. The arbitration proceedings shall be resolved by arbitration under the Rules of Arbitration of the International Chamber of Commerce in force on the

39 chung des Schiedsantrages gemäss der vorgenannten Schiedsordnung in Kraft sind. date on which the request for arbitration is submitted in accordance with these rules. VIII. ÜBERGANGSBESTIMMUNGEN Artikel 35: Sacheinlagen Anlässlich der Kapitalerhöhung vom 28. August 2020 übernimmt die Ge- sellschaft gemäss Sacheinlagevertrag I datiert per 28. August 2020, Sach- einlagevertrag III datiert per 28. August 2020 und Sacheinlagevertrag IV datiert per 28. August 2020 insgesamt 37’574’865 Namenaktien der Global Blue Group AG, Wangen-Brüttisellen, Schweiz, (CHE-218.820.653), mit einem Nennwert von je CHF 0.01, (zusammen "GBG Aktien") von total 55 Sacheinlegern. Im Gegenzug erhalten die Sacheinleger gesamthaft 124’550’238 neue auf den Namen lautende Stammaktien der Gesellschaft, mit einem Nennwert von je CHF 0.01, ("Stammaktien") zu einem Ausga- bebetrag von CHF 0.01 pro Stammaktie und 23'717'989 neue, wandelbare, auf den Namen lautende Vorzugsaktien der Kategorie A, mit einem Nenn- wert von je CHF 0.01, ("Vorzugsaktien") zu einem Ausgabebetrag von CHF 0.01 pro Vorzugsaktie. Im Einzelnen erfolgen von folgenden Sachein- legern folgende Einlagen von GBG Aktien mit folgender Bewertung im Ge- genzug für folgende Anzahl neue Stammaktien und Vorzugsaktien: VIII. TRANSITIONAL PROVISIONS Article 35: Contributions in Kind At the occasion of the capital increase of 28 August 2020 the company re- ceives according to the capital contribution agreement I dated as per 28 August 2020, the capital contribution agreement III dated as per 28 August 2020 and the capital contribution agreement IV dated as per 28 August 2020 in the aggregate 37’574’865 registered shares in Global Blue Group AG, Wangen-Brüttisellen, Switzerland, (CHE-218.820.653), with a nominal value of CHF 0.01 each, (together "GBG Shares") from in total 55 contribu- tors. In return, the contributors in total receive 124’550’238 new registered, fully paid-in common shares of the Company, each with a nominal value of CHF 0.01, ("Common Shares") at an issue price of CHF 0.01 per Common Share and 23,717,989 new registered, fully paid-in series A convertible preferred shares, each with a nominal value of CHF 0.01, ("Preferred Shares") at an issue price of CHF 0.01 per Preferred Share. In detail the following contributors make the following contributions in kind of GBG Shares with the following valuations in return for the following number of new Common Shares and Preferred Shares: Sacheinleger Contributor GBG Aktien GBG Shares Bewertung Valuation (CHF) Stammaktien Common Shares Vorzugsaktien Preferred Shares Antfin (Hong Kong) Holding Limited Hong Kong 2’967’655 113’618’854.08 12’500’000 -- Jorge Casal Vich, Schweiz 202’372 7’748’370.54 713’711 138’695

40 Loic Jenouvrier Dully, Schweiz 93’038 3’562’216.47 328’120 63’763 Fabio Ferreira Wien, Österreich 42’872 1’641’472.20 151’198 29’382 Gregory Gelhaus Singapore, Singapur 16’784 642’617.55 59’193 11’502 Jeremy Henderson-Ross Founex, Schweiz 15’353 587’832.12 54’146 10’522 Tomas Mostany Cardano al Campo VA, Italien 41’425 1’586’059.56 146’095 28’389 Pier Francesco Nervini St Sulpice, Schweiz 42’332 1’620’783.36 149’293 29’011 James Morris London, Grossbritannien 20’395 780’867.36 71’928 13’976 Jeremy Taylor Rovinka, Slowakei 22’729 870’240.24 80’160 15’576 Laurent Delmas Paris, Frankreich 20’016 766’359.72 70’591 13’717 Damian Cecchi Nyon, Schweiz 14’844 568’343.16 52’351 10’173 Pedro da Silva Genf, Schweiz 20’066 768’277.71 70’767 13’752 Guillaume Van Lierde Genf, Schweiz 13’221 506’194.83 46’627 9’060 Richard Menzinsky Mies, Schweiz 13’575 519’748.02 47’875 9’303 Ronald Christen 12’194 466’880.58 43’005 8’357

41 Männedorf, Schweiz Helena Hardaway Nyon, Schweiz 8’013 306’796.59 28’260 5’491 Alexandre Vukanovic Estavayer-le-Lac, Schweiz 8’013 306’796.59 28’260 5’491 Philippe Bartscherer Landschlacht, Schweiz 1 36.36 4 0 Thomas Bucknall London, Grossbritannien 20’066 768’277.71 70’767 13’752 Richard Brown Basingstoke, Hampshire, Grossbritannien 17’695 677’495.88 62’405 12’127 Gianpaolo Carugo Paderno Dugnano MI, Italien 3’698 141’585.84 13’042 2’534 Luca Zaffaroni Legnano MI, Italien 3’701 141’694.92 13’052 2’536 Stefano Rizzi Milano MI, Italien 2’000 76’574.16 7’054 1’370 Nigel Dasler Auckland, Neuseeland 36’301 1’389’879.18 128’024 24’878 Jan Moller Central Singapore, Singapur 14’602 559’071.36 51’497 10’007 Puay Hiang Tan Singapore South East, Singapur 19’346 740’707.74 68’228 13’258 Khalil Achkar Divonne-les-Bains, Frankreich 27’834 1’065’693.42 98’163 19’075 Livia Černáková Bratislava, Slowakei 3’231 123’705.81 11’395 2’214

42 Viktor Kletzer Wien, Österreich 33’980 1’301’015.34 119’838 23’288 Malin Kockum Wien, Österreich 11’667 446’700.78 41’147 7’995 Klaus List Wien, Österreich 7’642 292’588.92 26’951 5’237 Astrid Polivka Wien, Österreich 7’553 289’180.17 26’637 5’176 Jiří Macas Nová Bystřice, Tschechien 3’972 152’075.70 14’008 2’722 Allan Timlin Singapore, Singapur 1’669 63’893.61 5’886 1’143 Gavin Ingram Singapore, Singapur 16’745 641’126.79 59’055 11’476 Sakinah Sharif Central Singapore, Singapur 4’745 181’672.74 16’735 3’251 Zuzana Gregorova Bratislava, Slowakei 5’023 192’317.13 17’715 3’442 Iveta Benková Bratislava, Slowakei 1’898 72’665.46 6’694 1’300 Thorsten Lind Duisburg, Deutschland 22’288 853’351.02 78’604 15’274 Luis Jose Llorca Lizaso Madrid, Spanien 1’669 63’893.61 5’886 1’143 Birgitta Falk Billdal, Schweden 15’042 575’924.22 53’049 10’309 Manfred Schmiedl 5’131 196’453.08 18’096 3’516

43 Tulln, Österreich Eric Herrmann Wien, Österreich 1’249 47’813.40 4’405 855 Alejandro Buero Buenos Aires, Argentinien 2’525 96’672.15 8’905 1’730 Mathieu Grac Grand Lancy, Schweiz 941 36’023.67 3’319 644 Roxane Dufour Carouge, Schweiz 2’208 84’537.00 7’787 1’513 Nathan Brown Pagewood, Australien 2’525 96’672.15 8’905 1’730 Yann Mortreux Paris, Frankreich 4’055 155’248.11 14’301 2’778 Casimir Ehrnrooth Helsinki, Finnland 345 13’207.77 1’217 236 Henrietta Varju Podkowa Leśna Masovian, Polen 899 34’414.74 3’170 616 Estera Trust (Jersey) Limited St. Helier, Jersey 202’593 7’756’833.33 714’491 138’846 Jacques Stern London, Grossbritannien 294’678 11’282’562.54 1’039’249 201’957 SL Globetrotter LP Grand Cayman, Caymaninseln 23’502’920 899’826’576.18 72’888’417 16’107’708 Global Blue Holding LP Grand Cayman, Caymaninseln 9’697’531 371’277’105.87 34’200’560 6’646’193

44 Anlässlich der Kapitalerhöhung vom 28. August 2020 übernimmt die Ge- sellschaft gemäss Sacheinlagevertrag V datiert per 28. August 2020 insge- samt 100 % Mitgliedschaftsanteile an der an der Global Blue US Holdco LLC, Delaware, USA, mit einer Bewertung von CHF 288'830'732.22, wofür Continental Stock Transfer & Trust Company, New York, USA, als Sachein- leger im Gegenzug 31'774'558 neue Stammaktien zu einem Ausgabebetrag von CHF 0.01 pro Stammaktie erhält. At the occasion of the capital increase of 28 August 2020 the company re- ceives according to the capital contribution agreement V dated as per 28 August 2020 in the aggregate 100 % membership interests in Global Blue US Holdco LLC, Delaware, USA with a valuation of CHF 288,830,732.22, for which Continental Stock Transfer & Trust Compa- ny, New York, USA, as contributor in return receives 31,774,558 new Common Shares at an issue price of CHF 0.01 per Common Share. Artikel 36: Sachübernahme Die Gesellschaft erwirbt und übernimmt gemäss Aktienkauf- und -abtre- tungsverträgen I bis IV datiert per 28. August 2020 die folgenden Namenak- tien der Global Blue Group AG, Wangen-Brüttisellen, Schweiz, (CHE- 218.820.653), mit einem Nennwert von je CHF 0.01, ("GBG Aktien") zu folgenden Kaufpreisen von folgenden Verkäufern: Article 36: Acquisition of Assets The company acquires with share purchase and assignment agreements I through IV dated as per 28 August 2020 the following registered shares in Global Blue Group AG, Wangen-Brüttisellen, Switzerland, (CHE- 218.820.653), with a nominal value of CHF 0.01 each, ("GBG Shares") at the following purchase prices from the following sellers: Verkäufer Seller Anzahl GBG Aktien Number of GBG Shares Kaufpreis Purchase Price (in CHF) Jorge Casal Vich, Schweiz 58'392 2'235'580.66 Loic Jenouvrier Dully, Schweiz 42'377 1'622'434.61 Fabio Ferreira Wien, Österreich 22'827 873'948.48 Gregory Gelhaus Singapore, Singapur 10'976 420'224.23

45 Jeremy Henderson-Ross Founex, Schweiz 9'926 380'024.21 Tomas Mostany Cardano al Campo VA, Italien 11'950 457'514.54 Pier Francesco Nervini St Sulpice, Schweiz 12'212 467'545.40 James Morris London, Grossbritannien 5'883 225'234.98 Jeremy Taylor Rovinka, Slowakei 9'887 378'531.07 Laurent Delmas Paris, Frankreich 13'089 501'121.99 Damian Cecchi Nyon, Schweiz 4'282 163'939.52 Pedro da Silva Genf, Schweiz 5'789 221'636.12 Guillaume Van Lierde Genf, Schweiz 3'814 146'021.79 Richard Menzinsky Mies, Schweiz 3'916 149'926.94 Ronald Christen Männedorf, Schweiz 3'518 134'689.22 Helena Hardaway 2'312 88'516.62

46 Nyon, Schweiz Alexandre Vukanovic Estavayer-le-Lac, Schweiz 2'312 88'516.62 Philippe Bartscherer Landschlacht, Schweiz 12'416 475'355.69 Thomas Bucknall London, Grossbritannien 5'789 221'636.12 Richard Brown Basingstoke, Hampshire, Grossbritannien 5'105 195'448.68 Gianpaolo Carugo Paderno Dugnano MI, Italien 1'066 40'812.59 Luca Zaffaroni Legnano MI, Italien 1'067 40'850.88 Stefano Rizzi Milano MI, Italien 576 22'052.58 Nigel Dasler Auckland, Neuseeland 10'474 401'004.79 Jan Moller Central Singapore, Singapur 4'213 161'297.80 Puay Hiang Tan Singapore South East, Singapur 5'582 213'710.97 Khalil Achkar Divonne-les-Bains, Frankreich 18'204 696'953.53

47 Livia Černáková Bratislava, Slowakei 931 35'644.02 Viktor Kletzer Wien, Österreich 14'781 565'901.45 Malin Kockum Wien, Österreich 5'074 194'261.82 Klaus List Wien, Österreich 3'323 127'223.50 Astrid Polivka Wien, Österreich 3'285 125'768.64 Jiří Macas Nová Bystřice, Tschechien 1'728 66'157.75 Allan Timlin Singapore, Singapur 725 27'757.16 Gavin Ingram Singapore, Singapur 7'284 278'873.30 Sakinah Sharif Central Singapore, Singapur 2'063 78'983.47 Zuzana Gregorova Bratislava, Slowakei 2'185 83'654.33 Iveta Benková Bratislava, Slowakei 824 31'547.45 Thorsten Lind 9'694 371'141.92

48 Duisburg, Deutschland Luis Jose Llorca Lizaso Madrid, Spanien 725 27'757.16 Birgitta Falk Billdal, Schweden 6'543 250'503.57 Manfred Schmiedl Tulln, Österreich 2'731 104'558.34 Eric Herrmann Wien, Österreich 815 31'202.87 Alejandro Buero Buenos Aires, Argentinien 1'650 63'171.46 Mathieu Grac Grand Lancy, Schweiz 615 23'545.73 Roxane Dufour Carouge, Schweiz 1'443 55'246.32 Nathan Brown Pagewood, Australien 1'650 63'171.46 Yann Mortreux Paris, Frankreich 2'651 101'495.48 Casimir Ehrnrooth Helsinki, Finnland 224 8'576.00 Henrietta Varju Podkowa Leśna Masovian, Polen 586 22'435.44

49 Estera Trust (Jersey) Limited St. Helier, Jersey 0 0 Jacques Stern London, Grossbritannien 100’442 3’845’495.83 SL Globetrotter LP Grand Cayman, Caymaninseln 1’296’838 49’650’396.52 Global Blue Holding LP Grand Cayman, Caymaninseln 535’086 20’486’161.01 Total 2'291'850 87'745'162.67

50 /s/ Ulf Pagenkopf Ulf Pagenkopf, Mitglied des Verwaltungsrates